UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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DIAMOND RESORTS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10600 West Charleston Boulevard

Las Vegas, Nevada 89135

(702) 684-8000

April 15, 2014

Dear Stockholder:

On behalf of the Board of Directors of Diamond Resorts International, Inc., I cordially invite you to attend the 2014 Annual Meeting of Stockholders of Diamond Resorts International, Inc., which will be held on May 20, 2014, at 2:00 p.m., Las Vegas time, at the Podium Room at Polo Towers, 3745 S. Las Vegas Boulevard, Las Vegas, Nevada 89109.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe matters that we expect will be acted upon at the Annual Meeting.

It is important that your views be represented, whether or not you are able to be present at the Annual Meeting. Please complete, sign and date the enclosed proxy card and promptly return it in the envelope provided, or vote via Internet or telephone according to the instructions on the proxy card, whether or not you plan to attend the Annual Meeting. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of our Board of Directors contained in the Proxy Statement.

We are gratified by your continued interest in Diamond Resorts International, Inc. and urge you to return your proxy card as soon as possible.

Sincerely,

Stephen J. Cloobeck	David F. Palmer

Chairman of the Board	Chief Executive Officer and President

Las Vegas, Nevada

April 15, 2014

10600 West Charleston Boulevard

Las Vegas, Nevada 89135

(702) 684-8000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2014

To the Stockholders of

Diamond Resorts International, Inc.:

The Annual Meeting of Stockholders of Diamond Resorts International, Inc. (the “Company”) will be held on May 20, 2014, at 2:00 p.m., Las Vegas time, at the Podium Room at Polo Towers, 3745 S. Las Vegas Boulevard, Las Vegas, Nevada 89109, for the following purposes, as more fully described in the accompanying Proxy Statement:

(1) To re-elect each of David J. Berkman, B. Scott Minerd and Hope S. Taitz to the Company’s Board of Directors, each for a three-year term expiring at the 2017 Annual Meeting of Stockholders; and

(2) To ratify the appointment by the Board of Directors of independent registered public accounting firm BDO USA, LLP as the independent auditors of the Company’s financial statements for the year ending December 31, 2014.

Your vote is important. All stockholders are urged to attend the meeting in person or by proxy. Whether or not you expect to be present at the meeting, so that we can ensure that your vote will be counted, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided, or vote via Internet or telephone according to the instructions on the proxy card. Stockholders attending the meeting may vote in person even if they have previously returned proxy cards.

The Board of Directors has fixed the close of business on March 31, 2014 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors,

Jared T. Finkelstein

Senior Vice President — Legal and Corporate Secretary

Las Vegas, Nevada

April 15, 2014

10600 West Charleston Boulevard

Las Vegas, Nevada 89135

(702) 684-8000

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Diamond Resorts International, Inc., a Delaware corporation, for use at its Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 2:00 p.m., Las Vegas time, at Polo Towers Suites, 3745 S. Las Vegas Boulevard, Las Vegas, Nevada 89109, and at any adjournments or postponements thereof. You may obtain directions to the meeting location from our website www.diamondresorts.com in the “Investor Relations — Annual Meeting Materials” section, or by calling (702) 684-8000. This Proxy Statement and accompanying form of proxy are being mailed to stockholders on or about April 17, 2014. As used in this proxy statement, the terms “the Company,” “we,” “us” and “our” refer to Diamond Resorts International, Inc. and its subsidiaries.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2014

The Company’s Proxy Statement for the Annual Meeting of Stockholders

to be held on May 20, 2014 is available at:

www.diamondresorts.com/2014proxy

ABOUT THE MEETING

What proposals may I vote on at the Annual Meeting and how does the Board recommend I vote?

#	Proposal	Board Recommendation
1	To re-elect each of David J. Berkman, B. Scott Minerd and Hope S. Taitz to the Company’s Board of Directors, each for a three-year term expiring at the 2017 Annual Meeting of Stockholders	FOR

2	To ratify the appointment by the Board of Directors of independent registered public accounting firm BDO USA, LLP as the independent auditors of the Company’s financial statements for the fiscal year ending December 31, 2014	FOR

Who is entitled to vote?

Only stockholders of record as of the close of business on March 31, 2014 (the “record date”) are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. As of the record date for the Annual Meeting, we had 75,475,402 shares of our common stock outstanding, and there were no other outstanding classes of stock that are entitled to vote at the Annual Meeting. A record holder of outstanding shares of our common stock on the record date is entitled to one vote per share held on each matter to be considered. As a result, the total number of votes that may be cast by holders of our common stock for the proposals to be voted on at the Annual Meeting is 75,475,402 votes.

Shares held as of the record date include shares that are held directly in your name as the registered stockholder of record on the record date and those shares of which you are the beneficial owner on the record date and which are held through a broker, bank or other institution, as nominee, on your behalf, that is considered the stockholder of record of those shares.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record

If shares of our common stock are registered directly in your name with the transfer agent for our common stock, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares of our common stock.

Beneficial Owners

If shares of our common stock are held through a bank, brokerage firm or other nominee on your behalf, you are considered the beneficial owner of those shares (sometimes referred to as being held in “street name”). If you are a beneficial owner, your broker or other nominee that is considered the stockholder of record of those shares is making these proxy materials available to you with a request for your voting instructions. As the beneficial owner, you have the right to direct your broker or other nominee regarding how to vote your shares using the voting methods which the broker or other nominee offers as options. For a discussion of the rules regarding the voting of shares held by beneficial owners, please see the question below titled “How do I vote if I am a beneficial owner of shares and my broker, bank or other institution holds my shares in ‘street name’?”

How do I vote if I am a stockholder of record?

Stockholders of record can vote their shares by either voting in person at the Annual Meeting or by proxy according to the instructions on the enclosed proxy card. For your vote to count, your proxy card must be received, or your vote must be otherwise effected, prior to the date of the Annual Meeting. Accordingly, please vote as early as possible so that we can ensure that your vote will be counted at the Annual Meeting. A stockholder should complete and return the enclosed proxy card promptly in the envelope provided, or vote via Internet or telephone according to the instructions on the enclosed proxy card. Signing and returning the proxy card does not affect the right to vote in person at the Annual Meeting. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board contained in this proxy statement and on the proxy card.

Howard S. Lanznar and Jared T. Finkelstein, the persons named as proxies on the proxy card accompanying this proxy statement, were selected by the Board to serve in such capacity. Mr. Lanznar is the Company’s Executive Vice President and Chief Administrative Officer, and Mr. Finkelstein is the Company’s Senior Vice President — Legal and Secretary.

How do I vote if I am a beneficial owner of shares and my broker, bank or other institution holds my shares in “street name”?

If your shares are held in “street name,” your broker or other institution serving as nominee will send you a request for directions for voting those shares. Many brokers, banks and other institutions serving as nominees (but not all) participate in a program that offers internet voting options and may provide you with a Notice of Internet Availability of Proxy Materials. Follow the instructions on the Notice of Internet Availability of Proxy Materials to access our proxy materials online or to request a paper or email copy of our proxy materials. If you received these proxy materials in paper form, the materials included a voting instruction card so you can instruct your broker or other nominee how to vote your shares.

For a discussion of the rules regarding the voting of shares held by beneficial owners, please see the question below titled “What are ‘broker non-votes’?”

Can I revoke my proxy?

Yes. You can revoke your proxy and change your vote prior to the Annual Meeting by:

•	sending a written notice of revocation to our Secretary, Jared T. Finkelstein, at the address shown on the Notice of the Annual Meeting of Stockholders (which notification must be received by the close of business on May 19, 2014;

•	voting in person at the Annual Meeting (but attendance at the Annual Meeting will not by itself revoke a proxy); or

•	submitting a new, properly signed and dated proxy card with a later date (which proxy card must be received before the start of the Annual Meeting).

Who will count the votes?

A representative from Continental Stock Transfer & Trust Company, the transfer agent for our common stock, will act as the inspector of election who will count the votes at the Annual Meeting.

Is my vote confidential?

Your vote will not be disclosed except (1) as needed to permit the inspector of election to tabulate and certify the vote and (2) as required by law.

What quorum requirement applies?

There must be a quorum for the meeting to be held. The presence at the Annual Meeting, by person or by proxy, of stockholders holding a majority of our outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Accordingly, the presence of 37,737,702 shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum.

What vote is required to approve each proposal?

Proposal No. 1: Election of Directors. Assuming a quorum is present, to be elected, each of the director nominees, David J. Berkman, B. Scott Minerd and Hope S. Taitz, must receive a plurality of the votes of shares cast at the Annual Meeting. This means that the three nominees receiving the highest number of “FOR” votes will be elected. In other words, because there are no other candidates for election as directors other than the persons named in the enclosed proxy card and assuming each of those persons receives at least one vote, all of them will be elected to our Board. See “Have any stockholders agreed to vote for any of the proposals?” below.

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes of the shares present, in person or represented by proxy, and entitled to vote is required to ratify the appointment of BDO USA, LLP as the independent auditors of our financial statements for the fiscal year ending December 31, 2014.

Have any stockholders already agreed to vote for any of the proposals?

In connection with our initial public offering, we and stockholders that, as of March 31, 2014 held an aggregate of approximately 40.1 million shares of our common stock, which represented approximately 53.1% of our outstanding common stock as of such date, entered into a Stockholders’ Agreement, dated as of July 17, 2013 (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, each stockholder party thereto agreed to cause the shares of our common stock held by such stockholder to be voted, in person or by proxy at any meeting of our stockholders called for such purpose, for all persons nominated by the Board for election thereto. An irrevocable proxy has been granted to Cloobeck Diamond Parent, LLC (“CDP”), an entity owned by Stephen J. Cloobeck, our Chairman, and one of our largest stockholders, to vote the shares of our common stock held by the parties to the Stockholders Agreement in the manner described above. Accordingly, the individuals nominated by the Board for re-election as directors at the Annual Meeting of stockholders are assured to be re-elected to the Board.

What other matters might arise at the meeting?

At the date of this proxy statement, the Board does not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement. The Proxies named in the proxy card are authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

What if I mark abstain on my proxy card for a proposal?

Abstentions marked on a proxy card will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present and for purposes of voting on Proposal No. 2. Accordingly, abstentions marked on a proxy card with respect to Proposal No. 2 will have the same effect as votes against Proposal No. 2.

What are “broker non-votes”?

Under the rules of the New York Stock Exchange (“NYSE”), member brokers that hold shares in street name for their customers that are the beneficial owners of those shares have the authority to only vote on certain “routine” items in the event that they have not received instructions from beneficial owners. Under NYSE rules, when a proposal is not a “routine” matter and a member broker has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm may not vote the shares on that proposal because it does not have discretionary authority to vote those shares on that matter. A “broker non-vote” is submitted when a broker returns a proxy card and indicates that, with respect to particular matters, it is not voting a specified number of shares on those matters, as it has not received voting instructions with respect to those shares from the beneficial owner and does not have discretionary authority to vote those shares on such matters. “Broker non-votes” are not entitled to vote at the Annual Meeting with respect to the matters to which they apply; however, “broker non-votes” will be included for purposes of determining whether a quorum is present at the Annual Meeting.

Proposal No. 1 is considered a “non-routine” matter. As a result, brokers that do not receive instructions with respect to Proposal No. 1 from their customers will not be entitled to vote on such proposal; any such “broker non-votes” will have no effect on the voting on this proposal. Proposal No. 2: Ratification of Auditors is considered a “routine” matter, and accordingly, brokers and other nominees will have discretionary authority to vote on that proposal.

The Board strongly encourages you to vote your shares and exercise your right to vote as a stockholder on each of the proposals.

Who can attend the Annual Meeting?

All stockholders of record as of March 31, 2014, or their duly appointed proxies, may attend. A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be available for review starting no later than May 9, 2014, and continuing until the Annual Meeting, at our principal executive offices located at 10600 West Charleston Boulevard, Las Vegas, Nevada 89135. Please note that, if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring valid picture identification and evidence of your beneficial ownership of our common stock as of the record date, such as a copy of a brokerage statement.

How will the results of voting be published?

We will disclose voting results by filing a current report on Form 8-K with the SEC within four business days following the Annual Meeting. If, on the date of filing this current report on Form 8-K, the inspector of elections for the Annual Meeting has not certified the voting results as final, we will indicate in the filing that the results are preliminary and publish the final results in a subsequent current report on Form 8-K, which we will file within four business days after the final voting results are known.

Our Annual Report to Stockholders for the fiscal year ended December 31, 2013 (“fiscal 2013”), containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

GOVERNANCE OF THE COMPANY

Is the Company party to any agreements affecting the governance of the Company?

In connection with our initial public offering, we and certain stockholders that, as of March 31, 2014 collectively held approximately 34.4% of our outstanding common stock entered into a Director Designation Agreement, dated as of July 17, 2013 (the “Director Designation Agreement”). Pursuant to the Director Designation Agreement, subject to its fiduciary duties, the Board agreed to take the following actions:

•	to nominate our Chief Executive Officer (currently David F. Palmer) for election to the Board;

•	so long as CDP and its affiliates, collectively, beneficially own at least 10% of our outstanding common stock, to nominate a number of designees of CDP for election to the Board equal to the percentage of our common stock beneficially owned by CDP and its affiliates, multiplied by the number of directors on the Board, rounded up to the nearest whole number (up to a maximum of two); provided, however, that in the event our then-current Board determines in good faith, after consultation with outside legal counsel, that the nomination of any such designee would constitute a breach of its fiduciary duties to our stockholders, then CDP must designate another individual (who will also be subject to the same determination by the Board); and

•	so long as DRP Holdco, LLC, an investment vehicle managed by an affiliate of Guggenheim Partners, LLC, with members that are clients of an affiliate of Guggenheim Partners, LLC, and one of our largest stockholders (the “Guggenheim Investor), and its affiliates, collectively, beneficially own at least 10% of our common stock, to nominate a number of designees of the Guggenheim Investor for election to the Board equal to the percentage of our common stock beneficially owned by the Guggenheim Investor and its affiliates, multiplied by the number of directors on the Board, rounded up to the nearest whole number (up to a maximum of two); provided, however, that in the event our then-current Board determines in good faith, after consultation with outside legal counsel, that the nomination of any such designee would constitute a breach of its fiduciary duties to our stockholders, then the Guggenheim Investor must designate another individual (who will also be subject to the same determination by the Board).

The current designees of CDP are Mr. Cloobeck and Lowell D. Kraff, and the current designees of the Guggenheim Investor are Zachary D. Warren and B. Scott Minerd.

In addition, as discussed under the question titled “Have any stockholders already agreed to vote for any of the proposals?” above, we and stockholders that, as of March 31, 2014 held approximately 53.1% of our outstanding common stock entered into the Stockholders Agreement, pursuant to which each stockholder party thereto agreed to cause the shares of our common stock held by such stockholder to be voted for the nominees of the Board designated pursuant to the Director Designation Agreement described above and for all other persons nominated by the Board for election thereto.

Is the Company a “controlled company?”

Under the rules of the NYSE, a company of which more than 50% of the outstanding voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards. As a result of the concentration of the ownership of our common stock among stockholders that are party to the Stockholders Agreement, such stockholders constitute a group that beneficially owns a majority of our outstanding common stock (our only class of voting capital stock), and as a result, we currently qualify as a “controlled company” under NYSE rules.

What are the consequences of being a “controlled company?”

Under NYSE rules, a “controlled company” may elect not to comply with certain stock exchange corporate governance requirements, including:

•	the requirement that a majority of the board of directors consist of independent directors;

•	the requirement that nominating and corporate governance matters be decided solely by a nominating/corporate governance committee consisting of independent directors; and

•	the requirement that employee and officer compensation matters be decided by a compensation committee consisting of independent directors.

We are currently utilizing these exemptions and, as a result, we do not have a majority of independent directors, nor are our nominating/corporate governance and compensation matters decided solely by committees consisting solely of independent directors. We have, however, established a limited purpose Compensation Committee that is responsible for various issues regarding compensation. For additional details regarding this limited purpose Compensation Committee, see the question below titled “What are the committees of the Board and what are their functions?”

If and when the stockholders that are party to the Stockholders Agreement no longer beneficially own a majority of our outstanding common stock, we will no longer qualify as a “controlled company” under NYSE rules and will no longer be permitted to elect not to comply with the NYSE corporate governance requirements described above. We will, however, be entitled to rely on phase-in provisions relating to such corporate governance requirements, and we expect that we will utilize some or all of these phase-in provisions if and when we no longer qualify as a “controlled company.”

What are the consequences of being an “emerging growth company?”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We have taken advantage of, and we plan in future filings with the SEC, for so long as we qualify as an “emerging growth company,” to continue to take advantage of, certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of certain golden parachute payments. We will remain an “emerging growth company” for up to five years, although we will cease being an emerging growth company upon the earliest to occur of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) the date on which we have issued more than $1 billion in non-convertible debt during the prior three year period; and (iii) the last day of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700 million as of June 30 of such year.

At the beginning of 2015, we may no longer qualify as an “emerging growth company.” In such case, we would no longer be able to take advantage of the exemptions discussed above and, accordingly, would be subject to the additional disclosure requirements and other burdens otherwise applicable generally to public companies.

What principles has the Board established with respect to corporate governance?

The Board has carefully reviewed the corporate governance rules adopted by the Securities Exchange Commission (the “SEC”) and the NYSE and other corporate governance recommendations. In July 2013, the Board adopted the corporate governance documents described below.

•	Corporate Governance Guidelines. Our Corporate Governance Guidelines address, among other things, our board’s composition, qualifications and responsibilities, independence of directors, stock ownership guidelines, director compensation and communications between stockholders and our directors.

•	Board Committee Charters. The Board has adopted charters for its Audit Committee and its Compensation Committee. On February 11, 2014, the Board adopted various amendments to the charter of the Compensation Committee to, among other things, reflect the revised compensation committee independence standards of the NYSE. These amendments will become effective as of the date of the Annual Meeting.

•	Code of Ethics. Our Code of Ethics for Principal and Senior Financial Officers articulates standards of business and professional ethics applicable to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and all other senior financial officers of our Company. This Code functions as our “code of ethics for senior financial officers” under Section 406 of the Sarbanes-Oxley Act of 2002 and our “code of ethics” within the meaning of Item 406 of Regulation S-K.

The full text of the Corporate Governance Guidelines, the Board Committee charters and our Code of Ethics are available in full text on our website at www.diamondresorts.com in the “Investor Relations — Corporate Governance” section. Our website also provides information on how to contact us and other items of interest to investors.

What is the composition of the Board?

Pursuant to our amended and restated certificate of incorporation and our amended and restated bylaws, our Board of Directors is divided into three classes with staggered three-year terms, with the terms of the directors of one class expiring at each annual meeting of our stockholders. The classes are currently composed as follows:

•	David J. Berkman, B. Scott Minerd and Hope S. Taitz are Class I directors, whose initial terms will expire at the Annual Meeting;

•	David F. Palmer, Zachary D. Warren and Richard M. Daley are Class II directors, whose initial terms will expire at the 2015 annual meeting of stockholders; and

•	Stephen J. Cloobeck, Lowell D. Kraff and Robert Wolf are Class III directors, whose initial terms will expire at the 2016 annual meeting of stockholders.

The Board has nominated David J. Berkman, B. Scott Minerd and Hope S. Taitz for re-election to the Board at the Annual Meeting, and is recommending that you re-elect each of Messrs. Berkman and Minerd and Ms. Taitz for a new three-year term (and until a successor to such director shall be elected and qualified, or until the earlier resignation or removal of such director) at the Annual Meeting.

Which directors are independent and how does the Board make that determination?

We are subject to the listing requirements of the NYSE and, as a result, our board of directors would typically be required to be composed of a majority of “independent directors,” as defined by the marketplace rules of the NYSE. Because we qualify as a “controlled company,” we are not required to have a majority of independent directors. Our board of directors has determined that each of David J. Berkman, Richard M. Daley, Hope S. Taitz and Robert Wolf is a non-employee director who meets the applicable independence requirements for directors of the NYSE, and has determined that each of Stephen J. Cloobeck, David F. Palmer, Lowell D. Kraff, Zachary D. Warren and B. Scott Minerd does not meet such standards.

Discussed below is the composition of each of our audit committee and compensation committee, including as to the independence of each of the members of those committees. We do not currently have a separately designated nominating committee.

In addition to the NYSE independence requirements, we also apply the independence guidelines set forth in our Corporate Governance Guidelines, which are available on our website at www.diamondresorts.com in the “Investor Relations — Corporate Governance” section and are substantially similar to the NYSE director independence requirements.

Do independent directors meet separately in regularly scheduled executive sessions?

Yes. The independent directors meet without the presence of any director who is not independent, for regularly scheduled sessions and at various other times throughout the year if deemed necessary.

How can I communicate with directors?

As set forth in our Corporate Governance Guidelines, stockholders or other interested parties may communicate with the Board, or any individual member or members of the Board, by sending a letter to Diamond Resorts International, Inc. Board of Directors, c/o Jared T. Finkelstein, Secretary, 10600 West Charleston Boulevard, Las Vegas, Nevada 89135. The Secretary will receive the correspondence and forward it to the Board or specified Board member or members to whom the communication is addressed.

How often did the Board meet from the date of our initial public offering in July 2013 through December 31, 2013?

From the date of our initial public offering in July 2013 through December 31, 2013, the Board met two times. Other than Richard M. Daley, each director who served on the Board during that time period attended at least 75% of the aggregate of (1) the total number of meetings held by the Board during the period in which such individual was a director, and (2) the total number of meetings held by all committees of the Board on which he served during the period in which such individual served on such committees.

What is the Company’s policy regarding Board members’ attendance at the Annual Meeting?

The Corporate Governance Guidelines provide that directors are expected to attend the Annual Meeting. Because we were formed and consummated our initial public offering in 2013, we did not hold an annual meeting of our stockholders in 2013. The full text of the Corporate Governance Guidelines is available on our website at www.diamondresorts.com in the “Investor Relations — Corporate Governance” section.

What is the Board’s leadership structure, and why does the Board believe it is the best structure for the Company at this time?

While the Board does not have a formal policy requiring the separation of the positions of Chairman of the Board and Chief Executive Officer, currently the roles of the Chairman of the Board and the Chief Executive Officer are separated.

Our Chairman of the Board presides at all meetings of stockholders and all meetings of the Board, approves the agendas for all Board meetings, approves information sent to the Board as a whole and, if requested by significant stockholders of the Company, is available for consultation and direct communication with such stockholders (subject to compliance with applicable Company policies). Our Chief Executive Officer manages and directs the day-to-day operations of the Company, and is responsible for leading strategic business decisions. He also serves as a member of the Board and is the primary liaison between the Board and our management.

The Board believes that separation of the roles of Chairman of the Board and Chief Executive Officer is the best governance model for the Company at this time. Under this model, our Chairman of the Board can concentrate on strategic opportunities and the direction of the Company, as well as continue to engage in customer and employee relations activities. In the role of President and Chief Executive Officer, Mr. Palmer focuses on the management and coordination of our long and near-term operational performance and efforts in alignment with the strategic guidance and direction developed in consultation with the Board. Under our Corporate Governance Guidelines, however, the Board has the discretion to, and may in the future, determine that under certain circumstances it may be appropriate for the Chief Executive Officer to also serve as the Chairman of the Board.

What is the Board’s role in risk oversight?

From time to time, we are exposed to risks, including strategic, operational, financial, legal, regulatory and compliance risks. The Board as a whole, as well as the committees thereof, is responsible for overseeing our risk management process and evaluating whether this process, as designed, is adequate to effectively manage the risks that we face. Our management is responsible for developing and implementing the Company’s plans and processes for risk management and is responsible for preparing and delivering reports directly to the Audit Committee and the Board with respect to risk management.

Throughout the year, the Board and the committees to which it has delegated responsibility conducts risk assessments and discusses identified risk and how to eliminate or mitigate such risks, within such areas as operational, financial performance, financial reporting, legal, regulatory and strategic planning. The Board reviews with management its plans and processes for managing risk. In addition, while our Board is ultimately responsible for overseeing our risk management, the committees of our Board assist the Board in fulfilling this responsibility by evaluating and assessing risks within their respective areas of responsibility and advising the Board of any significant risks. For example, the Audit Committee focuses on assessing and mitigating financial risks, including risks related to internal control over financial reporting and disclosure controls and procedures.

What are the committees of the Board and what are their functions?

The Board has established two standing committees: an Audit Committee and a Compensation Committee. Each of these committees consists of only non-employee directors. The current members of the committees are identified in the table below.

Name	Audit Committee		Compensation Committee
David J. Berkman	X	(1)	X
Richard M. Daley			X
Hope S. Taitz	X		X	(1)
Robert Wolf	X		X

X	Committee Member
(1)	Committee Chair

Audit Committee

The current members of our Audit Committee are David J. Berkman, Hope S. Taitz and Robert Wolf, each of whom is “financially literate” as required by the rules of the NYSE. Each of Mr. Berkman and Ms. Taitz also qualifies as an “audit committee financial expert” as defined in SEC rules under the Sarbanes-Oxley Act of 2002. Our Board has determined that each of Messrs. Berkman and Wolf and Ms. Taitz meets the independence requirements for audit committee members of the NYSE. The Audit Committee exercises oversight responsibility regarding the quality and integrity of our accounting and financial reporting processes and the auditing of our financial statements. In fulfilling this responsibility, the Audit Committee, among other things, selects the independent auditors, pre-approves any audit or non-audit services to be provided by the independent auditors, reviews the results and scope of the annual audit performed by the auditors and assesses processes related to risks and the control environment. The Audit Committee reports to the full Board regarding all of the foregoing. The Audit Committee operates pursuant to a written charter that is posted on our website at www.diamondresorts.com in the “Investor Relations — Corporate Governance” section. The Audit Committee was established in July 2013 upon the consummation of our initial public offering, and it held five meetings from July 2013 through December 31, 2013. See “Audit Committee Matters.”

Compensation Committee

The current members of our limited purpose Compensation Committee are David J. Berkman, Richard M. Daley, Robert Wolf and Hope S. Taitz, each of whom meets the independence requirements of the NYSE and the charter for our Compensation Committee. We also believe that each member of the Compensation Committee will be considered independent under the revised compensation committee independence standards adopted by the NYSE on January 11, 2013, which require that the Board consider certain specified factors when evaluating independence and with which we will be required to comply beginning as of the date of the Annual Meeting. The Compensation Committee has the primary responsibility for a range of issues regarding compensation, including (1) reviewing and approving payments to be made by us under the services agreement that we entered into with Hospitality Management and Consulting Service, LLC, a Nevada corporation (“HM&C), effective as of December 31, 2010 (as amended and restated effective as of December 31, 2012, the “HM&C Agreement”), pursuant to which HM&C provides certain services to us, including the services of our executive officers and approximately 48 other officers and employees; (2) negotiating and (if appropriate) recommending that the Board approve any amendment or renewal of the HM&C Agreement; (3) coordinating an annual review of the performance of the Company’s Chief Executive Officer and other executive officers, in light of goals and objectives established by the Committee; and (4) overseeing the administration of our incentive compensation plans (including making equity awards), including the Diamond Resorts International, Inc. 2013 Incentive Compensation Plan (the “Incentive Plan”). Our compensation committee is not responsible for (a) determining (or recommending to the Board) the compensation to be paid to any of our individual officers or employees, or to members of our Board who are not officers of the Company or the Chairman or Vice Chairman of the Board (other than equity compensation); or (c) determining (or recommending to the Board) the compensation to be paid by HM&C to any employee of HM&C who provides services to us pursuant to the HM&C Agreement. The Compensation Committee operates pursuant to a written charter that is posted on our website at www.diamondresorts.com in the “Investor Relations — Corporate Governance” section. On February 11, 2014, the Board adopted various amendments to the charter of the Compensation Committee to, among other things, reflect the revised compensation committee independence standards of the NYSE. These amendments will become effective as of the date of the Annual Meeting, and the revised written charter will then be posted on our website. The Compensation Committee was established in July 2013 upon the consummation of our initial public offering, and it held two meetings from July 2013 through December 31, 2013.

How are nominees for the Board selected?

As described under the question titled “Is the Company party to any agreements affecting the governance of the Company?” above, pursuant to the Director Designation Agreement, subject to its fiduciary duties, the Board agreed to nominate () our Chief Executive Officer (currently David F. Palmer), (ii) two individuals designated by CDP (currently Stephen J. Cloobeck and Lowell D. Kraff) and (iii) two individuals nominated by the Guggenheim Investor (currently Zachary D. Warren and B. Scott Minerd). Apart from such nominees, because we do not currently have a standing nominating committee, our full Board participates in the consideration of director nominees. The Board considers many factors when evaluating candidates for election to the Board, including that the proper skills, experiences and competencies are represented on the Board and its committees and that the composition of the Board and each such committee satisfies applicable legal requirements. Among other criteria, the Board considers a candidate’s independence, ability to exercise business judgment, applicable industry knowledge and experience, other relevant business or professional experience and the ability to offer our management meaningful advice and guidance based on that experience, stockholder relationships and the core competencies or technical expertise necessary for our committees. Additionally, while the Board does not have a formal policy mandating the consideration of diversity in identifying or evaluating director nominees, directors or the Board as a whole, under our Corporate Governance Guidelines, the Board considers factors such as diversity when evaluating directors, director candidates and the overall composition of the Board, with diversity being broadly understood by the Board to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, including gender, race and ethnicity differences, as well as other differentiating characteristics. The director qualification standards that the Board uses when considering candidates are included in the Corporate Governance Guidelines available on our website at www.diamondresorts.com in the “Investor Relations — Corporate Governance” section. The Board considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a nominee. However, the Board does believe that all members of the Board should have the highest personal and professional ethics, a commitment to representing the long-term interests of the stockholders and sufficient time to devote to Board matters.

The Board considers candidates for the Board from any reasonable source, including stockholder recommendations and recommendations from current directors and executive officers. The Board does not evaluate candidates differently based on who has proposed the candidate. After considering candidates and assessing any material relationships with the Company or third parties that might adversely impact independence and objectivity, as well as such other criteria as the Board determines to be relevant at the time, the Board determines which candidates to nominate.

How can a stockholder recommend a candidate for nomination as a director of Diamond Resorts International, Inc.?

Stockholders who wish to nominate a qualified director candidate should write to us at our principal executive offices. The procedures to submit stockholder proposals and candidates for nomination for director to the Board for the 2015 annual meeting of stockholders are described under the section entitled “Miscellaneous and Other matters — Deadlines for Submission of Proxy Proposals of Stockholders and Nominations of Directors.”

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board currently consists of nine directors. Article Fifth of our Certificate of Incorporation provides that the business and affairs of the Company shall be managed by, or under the direction of, a board of directors consisting of no less than three and no more than 13 directors. The directors are divided into three classes, Class I, Class II and Class III, with each class having three directors. The initial term of office of the Class I, Class II and Class III directors will expire at the Annual Meeting, the annual meeting of stockholders in 2015 and the annual meeting of stockholders in 2016, respectively, and at each such annual meeting, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. At the Annual Meeting, each of David J. Berkman, B. Scott Minerd and Hope S. Taitz is to be elected for a term of three years expiring at the 2017 annual meeting of stockholders and until his or her successor shall be elected and qualified (or until his or her earlier resignation or removal).

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT TO SERVE AS OUR DIRECTORS FOR A THREE-YEAR TERM. See “Nominees” below.

The six directors whose terms of office expire in 2015 and 2016 will continue to serve after the Annual Meeting until such time as their respective terms of office expire and their successors are duly elected and qualified (or until their earlier resignation or removal). See “Other Continuing Directors” below.

If at the time of the Annual Meeting a nominee should be unable or declines to serve, the person named in the proxy will vote for such substitute nominee as the Board recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board, as the Board recommends. The Board has no reason to believe that any nominee for election at the Annual Meeting will be unable or will decline to serve as a director if elected.

The following table lists the nominees for election to the Board and the other current members of the Board, their ages, their positions with us, the year each was first elected as a director, the expiration of their current terms and the years of the annual meetings for which their terms are to expire following the Annual Meeting.

Name	Age	Position with Company	Served as Director Since	Term Expires Prior to Annual Meeting	Term Expires After Annual Meeting	Class of Director
Nominees:
David J. Berkman (1)	52	Director	2013	2014	2017	I
B. Scott Minerd (1)	55	Director	2010 (2)	2014	2017	I
Hope S. Taitz (1)	49	Director	2013	2014	2017	I

Other Continuing Directors:
Stephen J. Cloobeck	52	Chairman of the Board, Director	2007 (2)	2016	2016	III
Lowell D. Kraff	53	Vice Chairman of the Board, Director	2007 (2)	2016	2016	III
David F. Palmer	52	Chief Executive Officer, President and Director	2007 (2)	2015	2015	II
Richard M. Daley	72	Director	2013	2015	2015	II
Zachary D. Warren	41	Director	2010 (2)	2015	2015	II
Robert Wolf	54	Director	2013	2016	2016	III

(1)	Nominated for re-election to the Board at the Annual Meeting for a three-year term expiring in 2017.
(2)	Includes service as a member of the board of directors of Diamond Resorts Parent, LLC, the predecessor to the Company (“Diamond LLC”) through which we operated our business until the consummation of our initial public offering in July 2013.

Below are the biographies for our director nominees, including information concerning their specific experiences, qualifications, attributes and skills that led the Board to conclude that the nominee should serve on the Board:

Nominees

David J. Berkman has served as a member of the Board since the consummation of our initial public offering in July 2013. Since 2000, Mr. Berkman, has served as the managing partner of Associated Partners, LP, a private equity firm engaged in the telecommunications, media and internet market segments. He has also served as member of the board of directors of Entercom Inc., a publicly held radio broadcasting company, since its initial public offering in 1999, and is currently the chairman of its compensation committee and a member of both the audit and nominating and governance committees. Mr. Berkman has also served as a member of the board of directors of ICG Corp., a portfolio of venture-oriented software as a service entities, since 2001, and is currently its lead director, the chairman of its compensation committee and a member of its nominating and governance committee. Additionally, Mr. Berkman has been a member of the board of managers of Franklin Square Holdings, LP, a holding company which owns the manager of funds involved in the credit and energy markets, since 2011. He is also an advisory board member, and was the initial anchor investor, of First Round Capital, an early stage venture capital fund. Civically, Mr. Berkman serves on the Board of Overseers for the University of Pennsylvania School of Engineering and Applied Science, and serves as a member of the Board of Trustees of the Franklin Institute. Mr. Berkman received a B.S. in Economics from the Wharton School of the University of Pennsylvania with a concentration in Finance and Entrepreneurial Management. Mr. Berkman is the Chair of the Audit Committee and a member of the Compensation Committee and qualifies as an “audit committee financial expert” as defined in SEC rules under the Sarbanes Oxley Act of 2002.

The Board believes that Mr. Berkman should continue to serve as a director because of his deep experience in private equity markets and his significant experience with mergers and acquisitions, corporate finance, financial reporting and accounting and controls, which he has acquired from nearly 20 years holding executive and management positions with investment and private equity firms. In addition, our Board believes that Mr. Berkman’s nearly 15 years of experience serving as a director on various other boards and committees, including the board of a company that underwent an initial public offering, will enable him to offer valuable expertise in matters relating to our corporate governance and board responsibilities.

B. Scott Minerd served as a member of the board of managers of Diamond LLC from August 2010 until the merger of Diamond LLC with and into the Company in July 2013, and has served on the Board since the inception of the Company in January 2013. Mr. Minerd joined Guggenheim Partners in 1998. In his current role as Global Chief Investment Officer of Guggenheim Partners Investment Management, LLC, Mr. Minerd guides Guggenheim’s investment strategies and oversees client accounts across a broad range of fixed-income and equity securities. Mr. Minerd is also a founding managing partner of Guggenheim Partners, LLC. Previously, Mr. Minerd was a Managing Director of Credit Suisse First Boston in charge of trading and risk management for the Fixed Income Credit Trading Group. In this position, he was responsible for the corporate bond, preferred stock, money markets, U.S. government agency and sovereign debt, derivatives securities, structured debt and interest rate swaps trading business units. Prior to that, Mr. Minerd served as Morgan Stanley’s London-based European Capital Markets Products Trading and Risk Manager responsible for Eurobonds, Euro-MTNs, domestic European bonds, FRNs, derivative securities and money market products in 12 European currencies and Asian markets. Mr. Minerd has also held capital markets positions with Merrill Lynch and Continental Bank and was a Certified Public Accountant for Price Waterhouse. Mr. Minerd is a member of the Federal Reserve Bank of New York’s Investment Advisory Committee on Financial Markets, helping advise the Federal Reserve Bank of

New York’s President and senior management about the current financial markets and ways the public and private sectors can better understand and mitigate systematic risks. Mr. Minerd is also currently working with the Organization for Economic Cooperation and Development (OECD), advising on research and analysis of private sector infrastructure investment, and is a contributing member of the World Economic Forum (WEF). Mr. Minerd holds a B.S. degree in Economics from The Wharton School, University of Pennsylvania, and has completed graduate work at the University of Chicago Graduate School of Business and The Wharton School, University of Pennsylvania.

The Board believes that Mr. Minerd should continue to serve as a director because of his financial and investment expertise, experience in capital markets and his extensive knowledge of our business and operations, which he acquired through his service as a member of the board of managers of Diamond LLC and as a member of the Board. As a managing partner of one of the world’s most prominent financial services firms, Mr. Minerd also contributes general expertise in investment evaluation and management, enhancement of balance sheet and financial strength, entrepreneurialism, management of credit and credit agreements and management of banking and investment banking relationships.

Hope S. Taitz has served as a member of the Board since her appointment to the Board in August 2013. After graduating from the University of Pennsylvania, majoring in economics with a concentration in marketing, Ms. Taitz began her investment banking career, first as a mergers and acquisitions analyst and then as an associate at Drexel Burnham Lambert from 1986 to 1990. Ms. Taitz continued as a Vice President at The Argosy Group (now part of the Canadian Imperial Bank of Commerce) from 1990 to 1992 and as a Managing Director at Crystal Asset Management from 1992 to 1995. From 1995 to 2004, Ms. Taitz was managing partner of Catalyst Partners, L.P., a money management firm focused on special situations in both debt and equity in sectors including retail, consumer and specialty finance. Ms. Taitz currently acts as a consultant in the retail/consumer industries and serves as a director at Apollo Residential Mortgage, Inc., Athene USA Corporation, Athene Annuity and Life Company, Athene Life Insurance Company of New York, Athene Annuity and Life Assurance Company of New York, Athene Annuity & Life Assurance Company, Athene Life Re Ltd. and Athene Holding Ltd. She is also a founding executive member of Youth Renewal Fund, Pencils of Promise and Girls Who Code. Ms. Taitz is a member of the Audit Committee and the Chair of the Compensation Committee and qualifies as an “audit committee financial expert” as defined in SEC rules under the Sarbanes Oxley Act of 2002.

The Board believes that Ms. Taitz should continue to serve as a director because her business and marketing experience and her extensive investment and analytical expertise, which she has acquired through her years of experience in the investment banking industry, provides the Board with valuable insight when reviewing potential acquisitions, joint ventures and other strategic transactions and in making other strategic and operational decisions. In addition, Ms. Taitz’s experience on the board of directors of another public company is beneficial to us as we continue to move forward as a public company and provides the Board with perspective into corporate governance best practices.

Other Continuing Directors

Stephen J. Cloobeck served as Chairman of the board of managers of Diamond LLC from April 2007 until the merger of Diamond LLC with and into the Company in July 2013, and has served as our Chairman of the Board since the inception of the Company in January 2013. Mr. Cloobeck provides strategic oversight and direction for our hospitality services, including services provided to our managed resorts. From April 2007 through December 2012, Mr. Cloobeck also served as Chief Executive Officer of Diamond LLC. Mr. Cloobeck has over 30 years of experience in the vacation ownership industry, and the development, construction, management, operations, marketing and sales of real estate properties, including vacation ownership resorts, hotels, retail shopping centers, office and apartment buildings. Mr. Cloobeck coordinated the development of the Polo Towers Resort and spearheaded the design of Marriott’s Grand Chateau vacation ownership resort, through Diamond Resorts, LLC, a group of affiliated companies, that was founded in 1999. Mr. Cloobeck is a member of the American Resort Development Association (ARDA) and is active in a wide range of community affairs on the local, state and national levels. In September 2010, Mr. Cloobeck was appointed by the United States Secretary of Commerce Gary Locke as a director to the Corporation for Travel Promotion for the United States and was elected chairman of the board in October 2010. Mr. Cloobeck was also a member of the board of directors for the Nevada Cancer Institute from 2003 to 2010, serving as chairman of the board for the last year that he was on the board. In addition, Mr. Cloobeck has worked with many charities and civic organizations, including the Prostate Cancer Foundation, Kids Charities.org, the Police Athletic League, Boy Scouts of America, Inner City Games, the Alzheimer’s Association, the Andre Agassi Charitable Foundation, and Autism Speaks, and is a founder of the Brent Shapiro Foundation for Drug Awareness. Mr. Cloobeck received a B.A. in Psychobiology from Brandeis University.

The Board believes that Mr. Cloobeck, as our founder and the former Chief Executive Officer of Diamond LLC, should continue to serve as a director because of Mr. Cloobeck’s unique understanding of the opportunities and challenges that we face and his in-depth knowledge about our business, including our customers, operations, key business drivers and long-term growth strategies, derived from his 30 years of experience in the vacation ownership industry and his service as our founder and former Chief Executive Officer.

Richard M. Daley has served as a member of the Board since the consummation of our initial public offering in July 2013. Mr. Daley has spent his career in public service. From his initial election in 1989 through his decision to retire from government in May 2011, he served as Mayor of Chicago, one of the world’s largest cities, managing all aspects of a complex governmental organization, including a multi-billion dollar budget and over 30 departments with over 35,000 employees. Mr. Daley is currently the executive chairman of Tur Partners LLC, an investment and advisory firm focusing on sustainable solutions within the urban environment, a position he has held since May 2011. He has also been Of Counsel at Katten Muchin Rosenman LLP since June 2011. Additionally, in October 2011, he was appointed a senior advisor to JPMorgan Chase & Co., where he chairs the Global Cities Initiative, a joint project of JPMorgan Chase & Co. and the Brookings Institution to help cities identify and leverage their greatest economic development resources. Mr. Daley also has been a distinguished senior fellow at the University of Chicago Harris School of Public Policy since May 2011, and has served as a member of the International Advisory Board for the Russian Direct Investment Fund since September 2011. Since his retirement as Mayor of Chicago, he has continued a focus on developing international relationships, particularly in China through efforts such as the Chicago-China Friendship Initiative Campaign. Mr. Daley also serves as a member of the board of directors of The Coca-Cola Company, a multinational beverage corporation listed on the NYSE. Mr. Daley received a J.D. from the DePaul University College of Law in 1968.

The Board believes that Mr. Daley should continue to serve as a director because of his expertise and experience managing the diverse operations (and associated risks) of a large, complex organization, which he acquired through his service as the mayor of Chicago. The Board also believes that Mr. Daley’s international experience, including his experience developing relationships in China, will be valuable to us as we consider expanding our business into new geographic markets.

Lowell D. Kraff served as a member of the board of managers of Diamond LLC from April 2007 until the merger of Diamond LLC with and into the Company in July 2013, and has served on the Board since the inception of the Company in January 2013. He was appointed Vice Chairman of the Board on March 21, 2013. As the Vice Chairman of the Board, Mr. Kraff provides key advice strategic direction of the Company, and takes an active role in our consideration and pursuit of various strategic opportunities. Mr. Kraff has spent his career in the private equity, merchant banking and investment banking fields. He has been a principal equity investor for over 20 years, participating in leveraged buyouts, growth equity and early stage venture capital transactions. Mr. Kraff co-founded Trivergance, LLC with Mr. Palmer in June 2006, and has served as a managing member since its formation. From July 2001 to June 2006, Mr. Kraff was a founding principal of Connecting Capital & Partners, LLC, a merchant banking company organized to make principal investments in alternative assets and provide limited strategic investment banking advice. From June 1996 to July 2001, Mr. Kraff also served as a founding principal of Vision Capital Partners, LLC, together with Mr. Palmer. At Vision Capital, Mr. Kraff and his partners, including Mr. Palmer, sourced proprietary deals and invested in several early stage and growth capital opportunities. He currently is a member of the board of directors of Tranzact, a company focused on ways to sell insurance direct to consumers in scale, and on the board of directors of a sister company, Oursurance, which is a venture with Walmart to help them sell auto and health insurance to their customers. Mr. Kraff received a B.S. from The Wharton School, University of Pennsylvania and an M.B.A. from the University of Chicago.

The Board believes that Mr. Kraff should continue to serve as a director because of his financial and investment expertise and his extensive knowledge of our business and operations, which he acquired through his service as a member of the board of managers of Diamond LLC. His experience in the private equity and investment banking industry adds investment management and analysis experience, which is useful to our Board when reviewing potential acquisitions, joint ventures and other strategic transactions.

David F. Palmer served as President of Diamond LLC from September 2010 until the merger of Diamond LLC with and into the Company in July 2013. Mr. Palmer was appointed Chief Executive Officer of Diamond LLC effective as of January 1, 2013, and served as a member of the board of managers of Diamond LLC from April 2007 until the merger of Diamond LLC with and into the Company in July 2013. Mr. Palmer has served as the President and Chief Executive Officer of Diamond International, and as a member of the Board, since the inception of the Company in January 2013. Mr. Palmer served as an Executive Vice President of Diamond LLC from April 2007 through his appointment as President in September 2010, and as Chief Financial Officer of Diamond LLC from April 2007 through December 2012. Mr. Palmer has over 25 years of experience as a private equity/financial professional. Mr. Palmer served as a managing director of Trivergance, LLC, which he co-founded with Mr. Kraff, from its formation in June 2006 to July 2010. From September 2002 to December 2006, he served as a member of Onyx Capital Ventures, LLC, a private equity firm and minority business enterprise that specialized in investing in middle-market minority business enterprises. From 1996 to 2002, he was a principal of Vision Capital Partners, LLC, together with Mr. Kraff, and was a founder of Velocity Capital, LLC. Both merchant banking partnerships focused on early stage venture capital and private equity investments. From 1989 to 1999, Mr. Palmer served as vice president of corporate development for Farley Industries, Inc., a diversified holding company with interests in the automotive, industrial and apparel industries. From 2003 to 2006, Mr. Palmer served as Chairman of the Board of Directors of CiDRA Corporation, an industrial and optical services provider to the oilsands, minerals processing and pulp and paper industries. Mr. Palmer received an A.B. in Physical Chemistry from Hamilton College and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University.

The Board believes that Mr. Palmer should serve as a director because of his significant executive experience, his financial and investment expertise and his extensive knowledge of our business and operations, which he has acquired through his service as our Chief Executive Officer and former Chief Financial Officer.

Zachary D. Warren served as a member of the board of managers of Diamond LLC from June 2010 until the merger of Diamond LLC with and into the Company in July 2013, and has served on our Board since the inception of the Company in January 2013. In April 2004, Mr. Warren joined Guggenheim Partners, LLC, where he has participated in numerous financings and currently serves as a senior managing director. Mr. Warren has over 15 years of experience in the equity and corporate debt markets, with a focus on making direct debt investments in middle-market companies. Mr. Warren received a B.A. in Economics from the College of William and Mary and an M.B.A. from the Anderson School at UCLA.

The Board believes that Mr. Warren should continue to serve as a director because of his financial and investment expertise, experience in the equity and corporate debt markets and his extensive knowledge of our business and operations, which he has acquired through his service as a member of the board of managers of Diamond LLC. As a senior managing director of one of the world’s most prominent financial services firms, Mr. Warren also contributes general expertise in investment evaluation and management, enhancement of balance sheet and financial strength, entrepreneurialism, management of credit and credit agreements and management of banking and investment banking relationships.

Robert Wolf has served as a member of the Board since the consummation of our initial public offering in July 2013. Mr. Wolf is the founder and Chief Executive Officer of 32 Advisors, LLC, a New York-based, global consulting firm providing senior executives with strategic intelligence and actionable guidance on a broad spectrum of issues affecting immediate and long-term growth and success. Mr. Wolf spent 18 years at UBS, a global financial services firm, prior to leaving UBS and forming 32 Advisors, LLC in August 2012. He held several senior positions at UBS, including Global Head of Fixed Income, Chairman and CEO of UBS Americas, and President and Chief Operating Officer of UBS Investment Bank. He joined UBS in 1994 after spending approximately 10 years at Salomon Brothers in Fixed Income Sales and Trading. Mr. Wolf was a member of President Obama’s Council on Jobs and Competitiveness from 2011 through 2013 and a member of the President’s Economic Recovery Advisory Board from 2009 through 2011 and was on the Homeland Security Advisory Council’s Border Infrastructure Task Force in 2012. In June 2013, President Obama appointed Mr. Wolf to the President’s Export Council. He is also a member of the Council on Foreign Relations and is a graduate member of the Committee Encouraging Corporate Philanthropy, and serves on the Undergraduate Executive Board of the Wharton School, the Athletics Board of Overseers at the University of Pennsylvania and the advisory committee of Wisekey, a global digital technology company. In addition, he serves on the boards of a number of non-profit institutions, including the Robert F. Kennedy Center for Social Justice & Human Rights (as vice chairman), the Partnership for NYC and the Leadership Council for the Multiple Myeloma Research Foundation. Mr. Wolf graduated from the Wharton School of the University of Pennsylvania with a B.S. in Economics in 1984.

The Board believes that Mr. Wolf should continue to serve as a director because of his experience in the financial services and investment banking industries, as well as his experience offering economic advice and guidance to the President of the United States and other individuals and entities.

Arrangements or Understandings Regarding Service as a Director

Pursuant to the Director Designation Agreement, subject to its fiduciary duties, the Board agreed to nominate (i) our Chief Executive Officer (currently David F. Palmer), (ii) two individuals designated by CDP (currently Stephen J. Cloobeck and Lowell D. Kraff) and (iii) two individuals nominated by the Guggenheim Investor (currently Zachary D. Warren and B. Scott Minerd) for service on the Board. In addition, we and stockholders that, as of March 31, 2014 held approximately 53.1% of our outstanding common stock entered into the Stockholders Agreement, pursuant to which each stockholder party thereto agreed to cause the shares of our common stock held by such stockholder to be voted for the nominees of the Board designated pursuant to the Director Designation Agreement described above and for all other persons nominated by the Board for election thereto.

EXECUTIVE OFFICERS

The following sets forth certain information regarding the executive officers of the Company. Information pertaining to Mr. Palmer, who is both a director and the Chief Executive Officer and President of the Company, may be found in the “Other Continuing Directors” section of Proposal No. 1 above.

The Board elects officers annually. Stephen J. Cloobeck, our founder and Chairman, and our three executive officers are not employed or compensated directly by us, but are rather employed and compensated by HM&C, a company beneficially owned by Mr. Cloobeck. Pursuant to the HM&C Agreement, HM&C provides certain services to us, including the services of Mr. Cloobeck, our three executive officers and approximately 48 other officers and employees. For additional information regarding the HM&C Agreement and for information regarding the designation for election of certain of our directors pursuant to the Director Designation Agreement, see “Certain Relationships and Related Party Transactions.”

The following table lists the current executive officers of the Company, their age, their position with the Company and the year each was first serving as an officer.

Name	Position	Age	Executive Officer Since (1)
David F. Palmer	Chief Executive Officer and President	52	2007
C. Alan Bentley	Executive Vice President and Chief Financial Officer	54	2013
Howard S. Lanznar	Executive Vice President and Chief Administrative Officer	58	2012

(1)	For each individual, includes service as an executive officer of Diamond LLC.

C. Alan Bentley served as Executive Vice President and Chief Financial Officer of Diamond LLC from January 1, 2013 until the merger of Diamond LLC with and into the Company in July 2013. Mr. Bentley has served as our Executive Vice President and Chief Financial Officer since the inception of the Company in January 2013. In addition, since September 2008, Mr. Bentley has served in various officer capacities, including as Executive Vice President, and as a director, of certain subsidiaries of the Company. Mr. Bentley is also a partner at Mackinac Partners, LLC, a financial advisory firm, which provided services to Diamond LLC from April 2007 until the merger of Diamond LLC with and into the Company in July 2013, and now provides services to the Company. Mr. Bentley has over 30 years of broad-based business experience, with extensive expertise in the areas of corporate restructuring, business management and strategic planning, complex financing transactions, capital formation, mergers and acquisitions, and financial and SEC reporting. Prior to joining Mackinac Partners, LLC, Mr. Bentley was a managing director at KPMG LLP and a senior manager at Arthur Andersen & Co. In addition, Mr. Bentley previously served as Executive Vice President and Chief Financial Officer of Swifty Serve Corporation and Pic N’ Save, Inc. Mr. Bentley received a B.S. in Accounting from Western Kentucky University. He is a Certified Public Accountant and a member of the Board of Directors of the Resort Development Organization, an industry trade group in Europe.

Howard S. Lanznar, who joined Diamond LLC in September 2012, was its Executive Vice President and Chief Administrative Officer until the merger of Diamond LLC with and into the Company in July 2013, and he has served as our Executive Vice President and Chief Administrative Officer since the inception of the Company. Prior to joining Diamond LLC, Mr. Lanznar had been a partner of Katten Muchin Rosenman LLP for over 20 years, previously serving as Chair of that firm’s National Corporate Practice, and he remains a partner in that firm. He has also served as general counsel of Fruit of the Loom, Inc., an international apparel company. Preceding his legal career, he worked in marketing management for the Procter & Gamble Company. Mr. Lanznar received a B.A. in Philosophy from Amherst College, where he was elected to Phi Beta Kappa, and a law degree from the University of Chicago Law School, where he was a member of The University of Chicago Law Review.

EXECUTIVE COMPENSATION

Executive Officer Compensation

The following table sets forth summary information for the fiscal year ended December 31, 2013 with respect to cash and all other compensation paid by the Company to, or earned by, each of David F. Palmer, C. Alan Bentley and Howard S. Lanznar, our only three executive officers during 2013 (the “Named Executive Officers”). Neither the Named Executive Officers nor Stephen J. Cloobeck, who served as an executive officer during 2012, received direct cash remuneration from us for services provided to us in 2013 or 2012. Rather, HM&C, an entity that is beneficially owned by Mr. Cloobeck, received an annual management fee pursuant to the HM&C Agreement described below, and the Named Executive Officers and Mr. Cloobeck were compensated pursuant to services agreements with HM&C. We also provided them perquisites and other benefits pursuant to the HM&C Agreement, on HM&C’s behalf, as described below under “Perquisites and Other Benefits.” However, the Named Executive Officers received stock option awards directly from us in 2013 and, accordingly, 2013 is the only year reported in the table below.

Summary Compensation Table

Name and principal position	Year	Salary ($) (1)	Bonus ($)(1)	Stock awards ($)	Option awards ($)(2)	All other compensation ($)(1)	Total ($)
David F. Palmer Chief Executive Officer and President (3)	2013	—	—	—	13,535,663	—	13,535,663

C. Alan Bentley Executive Vice President and Chief Financial Officer (4)	2013	—	—	—	6,825,476	—	6,825,476

Howard S. Lanznar Executive Vice President and Chief Administrative Officer (5)	2013	—	—	—	6,825,476	—	6,825,476

(1)	None of our Named Executive Officers received any salary or bonus directly from the Company for services provided to us or Diamond LLC in 2013. Rather, HM&C, an entity that is beneficially owned by Stephen J. Cloobeck, our Chairman of the Board, received an annual management fee of $28.1 million in 2013 pursuant to the HM&C Agreement described below. We also provided the Named Executive Officers perquisites and other benefits pursuant to the HM&C Agreement, on HM&C’s behalf.
(2)	Represents the value of stock option awards granted to our Named Executive Officers in connection with our initial public offering, each with a per share exercise price equal to the initial public offering price, for services rendered (or to be rendered) to us, which also include options issued to our Named Executive Officers, as former holders of Class B common units of Diamond LLC, in part to maintain the incentive value intended when we originally issued the Class B common units to those individuals and to provide an incentive for such individuals to continue providing services to us. Consistent with SEC rules, option awards are required to be valued using the aggregate grant date fair value computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). Even though an award may be forfeited, the amounts reported do not reflect this contingency. Amounts reported for these option awards may not represent the amounts that our Named Executive Officers will actually realize from the awards. Whether, and to what extent, our Named Executive Officers realize value will depend on (a) our stock price; and (b) an individual’s continued employment for awards that are subject to time-based vesting. The amount reported reflects the aggregate grant date fair value of each stock option, calculated using the Black-Scholes option pricing model. The assumptions used in calculating these amounts are incorporated by reference to Note 21 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013.

(3)	Mr. Palmer served as an Executive Vice President and the Chief Financial Officer of Diamond LLC from April 2007 to September 2010 and as the President and Chief Financial Officer of Diamond LLC from September 2010 until January 2013, when he was appointed Chief Executive Officer of Diamond LLC, and served as the President and Chief Executive Officer of Diamond LLC from January 2013 until the merger of Diamond LLC with and into the Company in July 2013. Mr. Palmer has served as our President and Chief Executive Officer since our formation in January 2013.
(4)	Mr. Bentley served as an Executive Vice President of Diamond LLC from September 2008 until the merger of Diamond LLC with and into the Company in July 2013, and served as the Chief Financial Officer of Diamond LLC from January 2013 until the merger of Diamond LLC with and into the Company in July 2013. Mr. Bentley has served as our Executive Vice President and Chief Financial Officer since our formation in January 2013.
(5)	Mr. Lanznar served as an Executive Vice President and the Chief Administrative Officer of Diamond LLC from September 2012 until the merger of Diamond LLC with and into the Company in July 2013, and has served as our Executive Vice President and Chief Administrative Officer since our formation in January 2013.

HM&C Management Services Agreement

Pursuant to the HM&C Agreement, HM&C provides two categories of management services to us: (1) executive and strategic oversight of the services we provide to HOAs and the Collections through our hospitality and management services operations, for the benefit of us and of the HOAs and the Collections, or HOA Management Services (the fees for which are generally included in the determination of corporate costs in resort and collection budgets and paid to the Company); and (2) executive, corporate and strategic oversight of our operations and certain other administrative services. HM&C provides us with services of Mr. Cloobeck, our three executive officers and approximately 48 other officers and employees (including, during 2013, Sheldon Cloobeck, the father of Mr. Cloobeck), each of whom devotes his or her full business time and attention to us. Pursuant to the HM&C Agreement, HM&C is entitled to receive (1) an annual management fee for providing HOA Management Services; (2) an annual management fee for providing corporate management services; (3) an annual incentive payment based on performance metrics determined by the Compensation Committee, subject to certain minimum amounts set forth in the HM&C Agreement; and (4) reimbursement of HM&C’s expenses incurred in connection with the activities provided under the HM&C Agreement. For the years ended December 31, 2012 and 2013, Diamond LLC and the Company incurred approximately $19.2 million and $28.1 million, respectively, in management fees, incentive payments and expense reimbursements in connection with the HM&C Agreement. These payments are reviewed and approved on an annual basis and may be increased as agreed to by our Compensation Committee. However, neither our Compensation Committee nor our Board has authority to allocate the aggregate annual fees and incentive payments paid to HM&C to Mr. Cloobeck, our three executive officers or other officers and employees furnished by HM&C. For additional information regarding the HM&C Agreement, see “Certain Relationships and Related Party Transactions — HM&C Management Services Agreement” below.

Stock Option Awards

In connection with the consummation of our initial public offering, we granted to our Named Executive Officers, pursuant to the Incentive Plan, stock options exercisable for up to an aggregate of 2,961,110 shares of our common stock, each with a per share exercise price equal to the initial public offering price, to our executive officers (including options to purchase up to 1,473,850 shares, 743,630 shares and 743,630 shares to Messrs. Palmer, Bentley and Lanznar, respectively), non-executive management personnel and our non-officer directors (including options to purchase up to 114,706 shares and 1,212,585 shares to Messrs. Cloobeck and Kraff, respectively) for services rendered (or to be rendered) to us, which include options exercisable for up to an aggregate of 3,760,215 shares of our common stock issued to holders of Class B common units of Diamond LLC, in part to maintain the incentive value intended when we originally issued the Class B common units to these individuals and to provide an incentive for such individuals to continue providing services to us. The option awards to holders of Class B common units of Diamond LLC that were issued in part to maintain such incentive value were fully vested on the grant date, while the other option awards vested with respect to 25% of the underlying shares of common stock on the grant date and will vest with respect to an additional 25% of such shares on each of the first three anniversaries of the grant date.

Perquisites and Other Benefits

During the years ended December 31, 2013 and December 31, 2012, pursuant to the HM&C Agreement, we provided various perquisites and other benefits to our Named Executive Officers. Mr. Cloobeck and certain other personnel of HM&C, on HM&C’s behalf. These perquisites and other benefits included the payment of premiums and all related expenses for a group health plan offered only to senior management, matching payments based upon contributions by such individuals to their respective 401(k) plans, personal use of Company automobiles and aircraft, payment of life insurance premiums and, in the case of Mr. Cloobeck, personal security for Mr. Cloobeck’s home and his family members while not on Company business. For the years ended December 31, 2013 and December 31, 2012, the total value of these perquisites and other benefits (representing, in the case of personal use of Company aircraft, the aggregate incremental cost to us for travel on Company aircraft not related to Company business, calculated by multiplying the hourly variable cost rate for the aircraft used by the hours used) provided by Diamond LLC and the Company to our Named Executive Officers and certain other HM&C personnel on behalf of HM&C was approximately $0.4 million and $0.4 million, respectively. Of such aggregate amounts in 2013, pursuant to the HM&C Agreement and on HM&C’s behalf, we provided perquisites and other benefits with an aggregate value of approximately $0.3 million, $0.01 million, $0.04 million and $0.01 million to Messrs. Palmer, Bentley, Lanznar and Cloobeck, respectively.

We do not maintain any employment agreements with our executive officers nor do we provide any change of control or similar benefits to our executive officers. For information regarding potential severance payments that we may be obligated to make pursuant to the HM&C Agreement, see “Certain Relationships and Related Party Transactions — HM&C Management Services Agreement” below.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table provides information regarding unexercised stock options at the end of fiscal 2013, held by our Named Executive Officers. Our Named Executive Officers do not currently hold any outstanding equity awards, other than stock options.

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards; Number of securities underlying unexercised unearned options (#)	Option exercise price ($)		Option expiration date
David F. Palmer	1,073,850 100,000	(1) (2)	0 300,000	(2)	— —	$ $	14.00 14.00	7/18/2023 7/18/2023
C. Alan Bentley	543,630 50,000	(1) (2)	0 150,000		— —	$ $	14.00 14.00	7/18/2023 7/18/2023
Howard S. Lanznar	543,630 50,000	(1) (2)	0 150,000	(2)	— —	$ $	14.00 14.00	7/18/2023 7/18/2023

(1)	Represents stock options issued to our Named Executive Officers pursuant to the Plan in connection with our initial public offering, each with a per share exercise price equal to the initial public offering price, issued to our Named Executive Officers, as former holders of Class B common units of Diamond LLC, in part to maintain the incentive value intended when we initially issued the Class B common units to those individuals and to provide an incentive for such individuals to continue providing services to us. These options were fully vested as of the grant date.

(2)	Represents stock options issued to our Named Executive Officers pursuant to the Plan in connection with our initial public offering, each with a per share exercise price equal to the initial public offering price, for services rendered (or to be rendered) to us. These options were vested with respect to 25% of the underlying shares of common stock on the grant date and will vest with respect to an additional 25% of such shares on each of the first three anniversaries of the grant date.

Securities Authorized for Issuance Under Equity Compensation Plans

As of December 31, 2013, we maintained the Incentive Plan, which was approved prior to our initial public offering by our sole stockholder at such time. Pursuant to the Incentive Plan, up to an aggregate of 9,733,245 shares of our common stock were initially authorized and available for issuance to participants. These shares were registered pursuant to a Registration Statement on Form S-8 filed by the Company on July 23, 2013 (file number 333-190087).

Equity Compensation Plan Information

The following table provides information, as of December 31, 2013, about the securities authorized for issuance under the Incentive Plan. This table does not reflect any awards that have been made in fiscal 2014.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	6,586,315	$14.11 per share	3,082,646
Equity compensation plans not approved by security holders	—	—	—
Total	6,586,315	$14.11 per share	3,082,646

DIRECTOR COMPENSATION

Pursuant to our policy regarding compensation of members of the Board who are not officers or employees of the Company or the Chairman or Vice Chairman of the Board, each such member of the Board is entitled to receive an annual retainer of $75,000 and annual equity compensation with a value of $75,000 for his or her service as a member of the Board of Directors. In addition, pursuant to our policy, the Chair of each of the Audit Committee and the Compensation Committee is entitled to receive an additional annual retainer of $20,000 and each other member of the Audit Committee is entitled to receive an additional annual retainer of $10,000. In accordance with the Non-Officer Director Share Accumulation Program pursuant to the 2013 Incentive Compensation Plan, each member of the Board of Directors of Diamond International who is not an officer or employee of Diamond International or the Chairman or Vice Chairman of the Board of Directors of Diamond International is entitled to elect to utilize all or a portion of his or her annual retainer fees (now also including committee fees) to acquire shares of our common stock. In addition, to enable our Directors to better understand our business and experience it from the perspective of a customer and more effectively perform their responsibilities, effective October 28, 2013, each member of the Board who is not an officer or employee of the Company or the Chairman or Vice Chairman of the Board was awarded 15,000 vacation ownership points, which can be used to stay at any of the destinations within our network of resort properties, including both our managed properties as well as affiliated resorts, hotels and cruises. These points expire 18 months from the date they were granted to the members of our Board. The table below summarizes the compensation earned by each member of the Board (other than David F. Palmer, our President and Chief Executive Officer) for service on the Board for the last fiscal year. For a summary of the compensation earned by Mr. Palmer, see “Executive Compensation” above.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	All Other Compensation		Total
David J. Berkman	$105,000	$75,000	—	$2,718	(4)	$182,718
Stephen J. Cloobeck	—	—	$986,158	$62,978	(5)	$1,049,136
Richard M. Daley	$85,000	$75,000	—	$2,718	(4)	$162,718
Lowell D. Kraff	—	—	$10,424,920	$101,104	(6)	$10,526,024
B. Scott Minerd	$75,000	$75,000	—	$2,718	(4)	$152,718
Hope S. Taitz	$129,944	$89,944	—	$2,718	(4)	$222,606
Zachary D. Warren	$75,000	$75,000	—	$2,718	(4)	$152,718
Robert Wolf	$95,000	$75,000	—	$2,718	(4)	$172,718

(1)	In accordance with the Non-Officer Director Share Accumulation Program, each member of the Board who is not an officer or employee of the Company or the Chairman or Vice Chairman of the Board elected to use all of his or her $75,000 annual retainer fee to acquire shares of our common stock at the initial offering price of $14.00 per share, and each such member of the Board was issued 5,357 shares of our common stock in lieu of such annual retainer fee. The shares issued to Messrs. Berkman, Daley, Minerd, Warren and Wolf were issued effective as of July 24, 2013, the date of the consummation of our initial public offering, and are valued at the fair value of $14.00 per share, the initial offering price for our initial public offering, in accordance with FASB ASC Topic 718. The shares issued to Ms. Taitz were issued effective as of August 15, 2013, the date of Ms. Taitz’s appointment to the Board, and are valued at the fair value of $16.79 per share, the closing price of our common stock on the NYSE as of such date, in accordance with FASB ASC Topic 718.
(2)

In accordance with our policy regarding compensation of members of the Board who are not officers or employees of the Company or the Chairman or Vice Chairman of the Board, each such member of the Board received annual equity compensation with a value of $75,000 for his or her service as a member of the Board of Directors. The number of shares to be issued to each such member of the Board was calculated using the initial offering price of $14.00 per share, and each such member of the Board was issued 5,357 shares of our common stock as annual equity compensation. The shares issued to Messrs. Berkman, Daley, Minerd, Warren and Wolf were issued on July 24, 2013, the date of the consummation of our initial public offering, and are valued at the fair value of $14.00 per share, the initial offering price for our initial public offering, in accordance with FASB ASC Topic 718. The shares issued to Ms. Taitz were issued on August 15, 2013, the date of Ms. Taitz’s appointment to the Board, and are valued at the fair value of $16.79 per share, the closing price of our common stock on the NYSE as of such date, in accordance with FASB ASC Topic 718.
(3)	Represents the value of stock option awards granted to Messrs. Cloobeck and Kraff in connection with our initial public offering, each with a per share exercise price equal to the initial public offering price, issued to them, as former holders of Class B common units of Diamond LLC, in part to maintain the incentive value intended when we originally issued the Class B common units to them and to provide an incentive for such individuals to continue providing services to us. All such stock options were fully vested as of the grant date. Consistent with SEC rules, option awards are required to be valued using the aggregate grant date fair value computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). Amounts reported for these option awards may not represent the amounts that our directors will actually realize from the awards. Whether, and to what extent, Messrs. Cloobeck and Kraff realize value will depend on our stock price. The amount reported reflects the aggregate grant date fair value of each stock option, calculated using the Black-Scholes option pricing model. The assumptions used in calculating these amounts are incorporated by reference to Note 21 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013.
(4)	Includes the fair value of the 15,000 points awarded to each member of our Board, which may be used until April 28, 2015, 18 months from the date on which they were granted.
(5)	During the year ended December 31, 2013, pursuant to the HM&C Agreement, we provided Mr. Cloobeck with various perquisites and other benefits on behalf of HM&C. See “Executive Compensation — Executive Officer Compensation – Perquisites and Other Benefits” above for additional details.
(6)	During the year ended December 31, 2013, in consideration of Mr. Kraff’s service as Vice Chairman and active involvement in strategic matters, we provided Mr. Kraff with personal use of Company aircraft and allowed him the use of certain units in our network of resort properties free of charge. For the year ended December 31, 2013, the total value of Mr. Kraff’s personal use of Company aircraft (representing the aggregate incremental cost to us for Mr. Kraff’s travel on Company aircraft not related to Company business, calculated by multiplying the hourly variable cost rate for the aircraft used by the hours used) was approximately $0.1 million, and the total value of Mr. Kraff’s personal use of units in our network of resort properties was approximately $0.003 million.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2013, David J. Berkman, Richard M. Daley, Robert Wolf and Hope S. Taitz served on the Compensation Committee of the Board. None of the persons who served on the Compensation Committee during fiscal 2013 was an officer or employee of the Company during fiscal 2013, or at any time has been an officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934. In addition, none of the Company’s executive officers serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any other entity that has or had one or more of its executive officers serving as a member of the Compensation Committee or the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2014, by the following individuals or groups: (1) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (2) each of our directors, (3) each of the Named Executive Officers, and (4) all of our directors and executive officers as a group.

Unless otherwise indicated, to our knowledge, each person listed below has sole dispositive and voting power with respect to the shares of our common stock shown below as beneficially owned by such person, except to the extent authority is shared by spouses under applicable law and except for the shares of our common stock set forth next to our directors and executive officers listed as a group. We have determined beneficial ownership in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2014 are deemed to be outstanding and beneficially owned by the person holding the options. Shares issuable pursuant to stock options or warrants are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

As of March 31, 2014, 75,475,402 shares of our common stock were issued and outstanding.

	Amount and Percentage of Beneficial ownership
Name and address of beneficial owner (1)	Shares	%
5% or Greater Stockholders:
Cloobeck Diamond Parent, LLC (2)(3)	16,626,397	22.0%
DRP Holdco, LLC (3)(4)	11,338,566	15.0%
Wellington Management Company, LLP (5)	10,868,231	14.4%
1818 Partners, LLC (6)	4,967,301	6.6%

Named Executive Officers and Directors:
Stephen J. Cloobeck (2)(3)(7)	22,782,353	30.1%
David F. Palmer (3)(8)	10,048,243	13.1%
Lowell D. Kraff (3)(9)	9,446,273	12.3%
Howard S. Lanznar (3)(10)	835,861	1.1%
C. Alan Bentley (3)(11)	645,744	*
B. Scott Minerd (3)(12)	10,714	*
Zachary D. Warren (3)(13)	10,714	*
David J. Berkman (3)(14)	100,714	*
Richard M. Daley (3)(15)	32,528	*
Hope S. Taitz (16)	10,714	*
Robert Wolf (3)(17)	25,714	*
All executive officers and directors as a group (eleven persons) (2)(3)(7)(8)(9)(10)(11)(12)(13)(14)(15)(16)(17)(18)	34,014,970	42.9%

*	Denotes beneficial ownership of less than 1%.
(1)	Unless otherwise specified, the address of each beneficial owner listed in the table below is c/o Diamond Resorts International, Inc., 10600 West Charleston Boulevard, Las Vegas, Nevada 89135.
(2)	Mr. Cloobeck is the sole manager of, and indirectly holds equity interests in, Cloobeck Diamond Parent, LLC. As a result, Mr. Cloobeck has the sole power to vote and dispose of all shares of our common stock held by Cloobeck Diamond Parent, LLC. An aggregate of 10,000,000 shares of our common stock held by Cloobeck Diamond Parent, LLC have been pledged to secure loans to Cloobeck Diamond Parent, LLC under a revolving credit facility.

(3)	The shares of our common stock beneficially owned by such stockholder(s) are subject to that certain Stockholders Agreement. See “Certain Relationships and Related Party Transactions — Director Designation Agreement and Stockholders Agreement” for additional details regarding the terms of the Stockholders Agreement. As of March 31, 2014, an aggregate of approximately 40.1 million outstanding shares of our common stock were subject to this Stockholders Agreement, representing approximately 53.1% of the total number of shares of our common stock outstanding as of such date. As a result of the Stockholders Agreement, the parties thereto constitute a “group” (as such term is defined in Section 13(d)(3) of the Exchange Act and Rule 13d-5 promulgated thereunder) that holds more than 50% of our common stock, and we therefore qualify as a “controlled company” under the rules of the NYSE.
(4)	Includes an aggregate of 4,535,426 shares of our common stock which 1818 Partners, LLC may acquire from DRP Holdco, LLC pursuant to a call option agreement. The address for DRP Holdco, LLC is 330 Madison Avenue, New York, NY 10027. DRP Holdco, LLC is an investment vehicle managed by an affiliate of Guggenheim Partners, LLC, and has members that are clients of an affiliate of Guggenheim Partners, LLC.
(5)	The address for Wellington Management Company, LLP is 280 Congress Street, Boston, MA 02210. Wellington Management Company, LLP is an investment adviser registered under the Investment Advisers Act of 1940, as amended. The shares of our common stock that are beneficially owned by Wellington Management Company, LLP, in its capacity as investment adviser, are beneficially owned by The Hartford Growth Opportunities Fund, Hartford Growth Opportunities HLS Fund, Quissett Investors (Bermuda) L.P., Quissett Partners, L.P., Bay Pond Partners, L.P. and Bay Pond Investors (Bermuda) L.P., which are clients of Wellington Management Company, LLP. These clients have the right to receive, or the power to direct the receipt of, distributions from, or the proceeds from the sale of, such shares. No such client is known to have such right or power with respect to more than five percent of the shares of our common stock, except for The Hartford Capital Appreciation Fund, which owns 7,155,504 shares of our common stock, representing approximately 9.5% of our outstanding common stock as of March 31, 2014. The information with respect to Wellington Management Company, LLP and its clients was obtained from a Schedule 13G filed by Wellington Management Company, LLC on August 7, 2013.
(6)	Includes an aggregate of 4,535,426 shares of our common stock which 1818 Partners, LLC may acquire from DRP Holdco, LLC and an aggregate of 431,875 shares of our common stock which 1818 Partners, LLC may acquire from Silver Rock Financial LLC, IN — FP1 LLC, BDIF LLC and CM — NP LLC (collectively, the “Silver Rock Investors”), in each case pursuant to a call option agreement.
(7)	Includes an aggregate of 4,535,426 shares of our common stock which 1818 Partners, LLC may acquire from DRP Holdco, LLC and an aggregate of 431,875 shares of our common stock which 1818 Partners, LLC may acquire from the Silver Rock Investors, in each case pursuant to a call option agreement. Mr. Cloobeck will have shared voting and dispositive power with Mr. Palmer and Mr. Kraff with respect to any shares of our common stock issuable upon exercise of each call option agreement held by 1818 Partners, LLC. Also includes 1,073,949 shares of our common stock held by a trust with respect to which Mr. Cloobeck has shared voting and dispositive power with his spouse. Also includes an aggregate of 114,706 shares of our common stock currently issuable upon the exercise of stock options held by Mr. Cloobeck.
(8)	Includes an aggregate of 4,535,426 shares of our common stock which 1818 Partners, LLC may acquire from DRP Holdco, LLC and an aggregate of 431,875 shares of our common stock which 1818 Partners, LLC may acquire from the Silver Rock Investors, in each case pursuant to a call option agreement. Mr. Palmer will have shared voting and dispositive power with Mr. Cloobeck and Mr. Kraff with respect to any shares of our common stock issuable upon exercise of each call option agreement held by 1818 Partners, LLC. Also includes 2,673,798 shares of our common stock held by an entity with respect to which Mr. Palmer has sole voting and dispositive power, 616,647 shares our common stock held by an entity with respect to which Mr. Palmer has sole voting and shared dispositive power, and 616,647 shares of our common stock held by an entity with respect to which Mr. Palmer’s spouse has sole voting and shared dispositive power. 401,619 shares of our common stock held by the entity over which Mr. Palmer has sole voting and dispositive power have been pledged to Guggenheim Corporate Funding, LLC, for the benefit of the lenders, to secure loans to Mr. Palmer. Also includes an aggregate of 1,173,850 shares of our common stock currently issuable upon the exercise of stock options held by Mr. Palmer.

(9)	Includes an aggregate of 4,535,426 shares of our common stock which 1818 Partners, LLC may acquire from DRP Holdco, LLC and an aggregate of 431,875 shares of our common stock which 1818 Partners, LLC may acquire from the Silver Rock Investors, in each case pursuant to a call option agreement. Mr. Kraff will have shared voting and dispositive power with Mr. Cloobeck and Mr. Palmer with respect to any shares of our common stock issuable upon exercise of each call option agreement held by 1818 Partners, LLC. Also includes (i) an aggregate of 2,775,700 shares of our common stock held by four entities with respect to which Mr. Kraff has sole voting and dispositive power and (ii) an aggregate of 490,687 shares of our common stock held by an entity with respect to which Mr. Kraff has shared voting and dispositive power. An aggregate of 966,144 shares of common stock held by an entity over which Mr. Kraff has sole voting and dispositive power and the entity over which Mr. Kraff has shared voting and dispositive power are subject to nominee agreements providing certain other persons with the right to direct actions with respect to such shares. An aggregate of 549,191 shares of our common stock held by two of the entities over which Mr. Kraff has sole voting and dispositive power and the entity over which he has shared voting and dispositive control have been pledged to Guggenheim Corporate Funding, LLC, for the benefit of the lenders, to secure loans to Mr. Kraff and one of such entities. Also includes an aggregate of 1,212,585 shares of our common stock currently issuable upon the exercise of stock options held by Mr. Kraff.
(10)	Includes an aggregate of 718,630 shares of our common stock currently issuable upon the exercise of the vested portion of stock options held by Mr. Lanznar.
(11)	Includes an aggregate of 593,630 shares of our common stock currently issuable upon the exercise of the vested portion of stock options held by Mr. Bentley.
(12)	Mr. Minerd is a Managing Partner of Guggenheim Partners, LLC. Clients of, and funds or accounts managed by, affiliates of Guggenheim Partners, LLC beneficially own 11,338,566 shares of our common stock. Includes 5,357 shares of restricted stock.
(13)	Mr. Warren is a Senior Managing Director of Guggenheim Partners, LLC. Clients of, and funds or accounts managed by, affiliates of Guggenheim Partners, LLC beneficially own 11,338,566 shares of our common stock. Includes 5,357 shares of restricted stock.
(14)	Includes 60,000 shares of our common stock held by a trust over which Mr. Berkman has shared voting and dispositive power. Mr. Berkman disclaims beneficial ownership with respect to the shares held by this trust, except to the extent of his pecuniary interest therein. Also includes 5,357 shares of restricted stock.
(15)	Includes 16,264 shares of our common stock held by a trust over which Mr. Daley has voting and dispositive power. Mr. Daley disclaims beneficial ownership with respect to the shares held by this trust, except to the extent of his pecuniary interest therein. Also includes 5,357 shares of restricted stock.
(16)	Includes 5,357 shares of restricted stock.
(17)	Includes 5,357 shares of restricted stock.
(18)	The shares of our common stock held by the trust over which Mr. Daley has voting and dispositive power and the shares of our common stock held by Ms. Taitz are not subject to the Stockholders’ Agreement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions discussed in this section relate to Diamond LLC and its consolidated subsidiaries, collectively, prior to the closing of our initial public offering and the Reorganization Transactions (as defined below) on July 24, 2013, and the Company, as the surviving corporation of the merger of Diamond LLC with and into the Company, following the consummation of such merger on July 24, 2013.

Reorganization Transactions

In connection with the closing of the Company’s initial public offering in July 2013, we took the following steps to effect our reorganization (collectively, the “Reorganization Transactions”):

•	we filed an amended and restated certificate of incorporation;

•	certain individuals and entities that had an economic interest in Diamond LLC as a result of their ownership of units of Cloobeck Diamond Parent, LLC, including (i) entities controlled by Mr. Cloobeck, (ii) entities controlled by Mr. Kraff, (iii) entities controlled by Mr. Palmer, (iv) Mr. Bentley, (v) Mr. Lanznar, (vi) the Guggenheim Investor, (vii) the Silver Rock Investors, (viii) the Wellington Investor and (ix) certain of our employees, redeemed their units of Cloobeck Diamond Parent, LLC in exchange for Class A common units of Diamond LLC (with the Class A common units of Diamond LLC being further distributed to the ultimate beneficial owners of certain of such entities);

•	certain other owners of Class A and/or Class B common units of Diamond LLC distributed or contributed those units to certain related entities;

•	(i) the holders of Class A common units of Diamond LLC then contributed all of their Class A common units in Diamond LLC to us in return for an aggregate of 53,697,402 shares of our common stock, (ii) the holders of Class B common units of Diamond LLC contributed all of their Class B common units in Diamond LLC to us in return for an aggregate of 360,465 shares of our common stock, and (iii) we redeemed the shares of common stock held by Diamond LLC; and

•	after consummation of the steps described above, Diamond LLC merged with and into us, and we continued as the surviving entity.

HM&C Management Services Agreement

Pursuant to the HM&C Agreement, HM&C provides two categories of management services to Diamond Resorts Corporation: (1) executive and strategic oversight of the services we provide to homeowners’ associations (“HOAs”) and our resort collections through our hospitality and management services operations, for the benefit of us and of the HOAs and the collections, or HOA Management Services; and (2) executive, corporate and strategic oversight of our operations and certain other administrative services. HM&C provides us with services of Mr. Cloobeck, our three executive officers and approximately 48 other officers and employees (including, during 2013, Sheldon Cloobeck, the father of Mr. Cloobeck), each of whom devotes his or her full business time and attention to Diamond Resorts Corporation. Pursuant to the HM&C Agreement, HM&C is entitled to receive (1) an annual management fee for providing HOA Management Services; (2) an annual management fee for providing corporate management services; (3) an annual incentive payment based on performance metrics determined by the board of directors of Diamond Resorts Corporation, subject to certain minimum amounts set forth in the HM&C Agreement, and (4) reimbursement of HM&C’s expenses incurred in connection with the activities provided under the HM&C Agreement. The HM&C Agreement also provides for the payment of additional fees to HM&C as and when agreed by Diamond Resorts Corporation and HM&C in the event HM&C provides certain additional services to us for the benefit of HOAs or in connection with any acquisitions, financing transactions or other significant transactions undertaken by Diamond Resorts Corporation or its subsidiaries, although we have not to date paid any such additional fees to HM&C. For the year ended

December 31, 2013, we incurred approximately $28.1 million in management fees, incentive payments and expense reimbursements in connection with the HM&C Agreement. These payments are reviewed and approved on an annual basis and may be increased as agreed to by the Compensation Committee. However, neither the Compensation Committee nor the Board has authority to allocate the aggregate annual fees and incentive payments paid to HM&C to Mr. Cloobeck, our three executive officers or other officers and employees furnished by HM&C.

Pursuant to the HM&C Agreement, we also provide various perquisites to certain personnel of HM&C, on HM&C’s behalf, as discussed under “Executive Compensation” above.

Under the HM&C Agreement, HM&C is entitled to terminate the employment of any of its employees at any time and for any reason. In the event HM&C terminates the employment of our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Executive Vice President and Chief Administrative Officer or Executive Vice President, Global Human Resources, whether during the term, or immediately following the termination, of the HM&C Agreement, we are required to pay any severance payments payable to the terminated employees under the severance agreements then maintained by HM&C (provided they are no more favorable than any severance arrangements provided by Diamond Resorts Corporation). The aggregate amount of these potential severance payments payable by us as of December 31, 2013 was approximately $6.5 million.

The HM&C Agreement has a term that is currently set to expire on December 31, 2015, and thereafter automatically renews for successive annual periods unless terminated by us or HM&C. However, the HM&C Agreement will automatically terminate if (i) Stephen Cloobeck no longer serves as our Chairman (or in a similar position) or (ii) we undergo a change of control (as defined in the HM&C Agreement), and each party is also entitled to terminate the agreement upon a material breach by or insolvency of the non-terminating party. Upon termination of the HM&C Agreement, HM&C will be entitled to all compensation, disbursements and payments which have been earned by HM&C through the date of termination (including any prorated portions of the respective annual management fees relating to HM&C’s provision of the HOA management services and the corporate management services, the annual incentive payment and reimbursement of operating expenses). Other than these obligations, there is no fee generated by, or otherwise payable due to, the termination of the HM&C Agreement.

HM&C may in the future provide services to other companies, including companies controlled by Mr. Cloobeck; provided, however, that (i) HM&C is obligated to provide to us the full business time and attention of Messrs. Cloobeck and Palmer and any other employees who are or may in the future be employed by HM&C, (ii) HM&C is prohibited from competing with us during the term of the HM&C Agreement, and (iii) HM&C is prohibited from providing services to our direct competitors during the term of the HM&C Agreement. However, HM&C has advised us that it has not to date provided, and that it currently has no plans to provide, any such services to other companies. Under the HM&C Agreement, we are also generally required to indemnify HM&C for all losses, liabilities and expenses relating to any action taken or inaction not taken in good faith by HM&C on our behalf under the HM&C Agreement.

Aircraft Lease

In January 2012, we entered into an Aircraft Lease Agreement with N702DR, LLC, a limited liability company of which Mr. Cloobeck, our Chairman of the Board, is a beneficial owner and a controlling party. Pursuant to this lease agreement, we lease an aircraft from N702DR, LLC and paid N702DR, LLC approximately $2.4 million pursuant to this lease agreement for the year ended December 31, 2013.

Guaranty of Aircraft Lease

In December 2007, in connection with our lease of an aircraft from Banc of America Leasing & Capital, LLC, Mr. Cloobeck entered into a guaranty in favor of Banc of America Leasing & Capital, LLC. Pursuant to this guaranty, Mr. Cloobeck guarantees our lease payments and any related indebtedness to Banc of America Leasing & Capital, LLC in connection with this aircraft lease. For the year ended December 31, 2013, we paid Banc of America Leasing & Capital, LLC approximately $1.2 million pursuant to this lease agreement. We did not compensate Mr. Cloobeck for providing these guaranties.

Praesumo Agreement

In June 2009, we entered into an Engagement Agreement for Individual Independent Contractor with Praesumo Partners, LLC, a limited liability company of which Mr. Kraff, who is the Vice Chairman of the Board, is a beneficial owner and a controlling party. Pursuant to this engagement agreement, Praesumo provides Mr. Kraff as an independent contractor to us to provide, among other things, acquisition, development and finance consulting services. In September 2012, the agreement was renewed for an additional one-year term, and the agreement automatically renews for additional one year terms on each anniversary of the agreement, unless either party provides written notice to the other party at least 30 calendar days prior to the scheduled renewal date. During the year ended December 31, 2013, in consideration of these services provided pursuant to this agreement, we paid to Praesumo Partners, LLC, in the aggregate, approximately $2.0 million in fees and expense reimbursements. This amount does not include certain travel-related costs paid directly by us.

Luumena and Technogistics

During 2013 and 2012, Mr. Kraff was a beneficial owner of Luumena, LLC and Technogistics, LLC. Luumena, LLC provides us with digital media services. Technogistics, LLC provides us with direct marketing services. During the year ended December 31, 2013, we paid Luumena, LLC approximately $0.2 million. During the year ended December 31, 2013, we paid Technogistics, LLC approximately $1.6 million. Effective January 1, 2014, Mr. Kraff no longer has any beneficial ownership in either Luumena, LLC or Technogistics, LLC.

Trivergance Business Resources

During 2013 and 2012, Mr. Kraff was also a beneficial owner of Trivergance Business Resources, LLC. Commencing on January 1, 2013, Trivergance Business Resources, LLC began providing promotional, product placement, marketing, public relations and branding services to us, including the development of a new consumer marketing website. We paid Trivergance Business Resources, LLC approximately $1.0 million during the year ended December 31, 2013. Effective January 1, 2014, Mr. Kraff no longer has any beneficial ownership in Trivergance Business Resources, LLC.

Guggenheim Relationship

Messrs. Warren and Minerd, who are members of the Board, are principals of Guggenheim Partners, LLC, or Guggenheim. Pursuant to the Director Designation Agreement, Guggenheim Partners, LLC currently has the right to nominate two members to the Board, subject to certain security ownership thresholds, and Messrs. Warren and Minerd are the current nominees of Guggenheim Partners, LLC. For additional details regarding the Director Designation Agreement, see “ — Director Designation Agreement and Stockholders Agreement” below.

In connection with the amendment and restatement of our conduit facility, which was initially entered into on November 3, 2008 (the “Conduit Facility”), on April 11, 2013, an affiliate of Guggenheim became a commercial paper conduit for the Conduit Facility. Also, another affiliate of Guggenheim is currently an investor in our consumer loan backed notes designated as the DROT 2011 Notes and the Senior Secured Notes (as described below).

On July 1, 2011, we completed the acquisition of certain assets of Tempus Resorts International, Ltd. and certain of its subsidiaries through Mystic Dunes, LLC, a wholly-owned subsidiary of Tempus Acquisition, LLC. In order to fund this acquisition, Tempus Acquisition, LLC entered into a Loan and Security Agreement (the “Tempus Acquisition Loan”) with Guggenheim Corporate Funding, LLC, an affiliate of Guggenheim Partners, LLC, as administrative agent for the lenders, which include affiliates of, or funds or accounts managed or advised by, Guggenheim Partners Investment Management, LLC, which is an affiliate of the Guggenheim Investor, and Silver Rock Financial LLC, which is an affiliate of the Silver Rock Investors. The Tempus Acquisition Loan was collateralized by all assets of Tempus Acquisition, LLC. The Tempus Acquisition Loan, as amended, was in an aggregate amount of $55.2 million, including a $49.7 million term loan and a $5.5 million revolving loan, bore interest at a rate of 18.0% and was scheduled to mature on June 30, 2015. Various investment advisory clients of Wellington Management Company, LLP that were then investors in Diamond LLC and are currently investors in the Company (collectively, the “Wellington Management Investors”) became lenders under this credit facility in connection with a December 2012 amendment to the Tempus Acquisition Loan. During the year ended December 31, 2013, Tempus Acquisition, LLC made an aggregate of approximately $2.4 million in interest payments, approximately $2.7 million in exit fees and approximately $52.8 million in principal payments on the Tempus Acquisition Loan. On July 24, 2013, we used approximately $50 million of the net proceeds to us from our initial public offering to repay all amounts owed under the Tempus Acquisition Loan.

On May 21, 2012, we completed the acquisition of certain assets of Pacific Monarch Resorts, Inc. and certain of its affiliates through DPM Acquisition, LLC, one of our wholly-owned subsidiaries. In order to fund this acquisition, DPM Acquisition, LLC entered into a Loan and Security Agreement with Guggenheim Corporate Funding, LLC, an affiliate of Guggenheim, as administrative agent for the lenders, which include affiliates of, or funds or accounts managed or advised by, Guggenheim Partners Investment Management, LLC, which is an affiliate of the Guggenheim Investor, Wellington Management Company, LLP, including some of the Wellington Management Investors, and Silver Rock Financial LLC, which is an affiliate of the Silver Rock Investors (the “PMR Acquisition Loan”). The PMR Acquisition Loan was collateralized by substantially all of the assets of DPM Acquisition, LLC. The PMR Acquisition Loan, as amended, was in an aggregate principal amount of $71.3 million, including a $61.3 million term loan and a $10.0 million revolving loan, bore interest at a rate of 18.0% and was scheduled to mature on May 21, 2016. During the year ended December 31, 2013, DPM Acquisition, LLC made an aggregate of approximately $3.4 million in interest payments, approximately $3.1 million in exit fees and approximately $64.6 million in principal payments on the PMR Acquisition Loan. On July 24, 2013, we used approximately $62.1 million of the net proceeds to us from our initial public offering to repay all amounts owed under the PMR Acquisition Loan.

In connection with the funding of the Tempus Acquisition Loan pursuant to the Loan and Security Agreement, dated as of June 30, 2011, among Tempus Acquisition, LLC, a wholly-owned subsidiary of Diamond LLC, the lenders party thereto and Guggenheim Corporate Funding, LLC, which was entered into in connection with the Tempus Resorts Acquisition, Diamond LLC issued a warrant (the “Tempus Warrant”) to Guggenheim Corporate Funding, LLC, as administrative agent, for the benefit of the lenders, pursuant to a Warrant Agreement, dated as of June 30, 2011, between Diamond LLC and Guggenheim Corporate Funding, LLC. On July 24, 2013, following our repayment of all amounts owed under the Tempus Acquisition Loan, the Tempus Warrant terminated for no consideration pursuant to the terms of the Tempus Warrant.

In connection with the funding of the PMR Acquisition Loan pursuant to the Loan and Security Agreement, dated as of May 21, 2012, among DPM Acquisition, LLC, a wholly-owned subsidiary of Diamond LLC, the lenders party thereto and Guggenheim Corporate Funding, LLC, which was entered into in connection with the PMR Acquisition, Diamond LLC issued a warrant (the “PMR Warrant”) to Guggenheim Corporate Funding, LLC, as administrative agent, for the benefit of the lenders, pursuant to a Warrant Agreement, dated as of May 21, 2012, between Diamond LLC and Guggenheim Corporate Funding, LLC. On July 24, 2013, following our repayment of all amounts owed under the PMR Acquisition Loan, the PMR Warrant terminated for no consideration pursuant to the terms of the PMR Warrant.

Following our initial public offering, on September 11, 2013, we paid approximately $10.0 million to repurchase warrants to purchase shares of common stock of Diamond Resorts Corporation held by an affiliate of Guggenheim Partners, LLC and another institutional investor, and following this warrant repurchase, we owned 100% of the outstanding equity interests of Diamond Resorts Holdings, LLC, which owns 100% of the outstanding common stock of Diamond Resorts Corporation. The affiliate of Guggenheim Partners, LLC that held one of these warrants received approximately $2.8 million in connection with such repurchase.

In addition, on August 23, 2013, in accordance with the indenture governing our Senior Secured Notes, we used approximately $56.8 million (representing 25% of the net cash proceeds received by us and the selling stockholder in our initial public offering) to purchase a portion of our outstanding Senior Secured Notes from holders who accepted our offer to repurchase Senior Secured Notes at a price equal to 112% of the principal amount thereof plus accrued and unpaid interest to the date of purchase. Affiliates of, or funds or accounts managed or advised by, Guggenheim Partners Investment Management, LLC, which held an aggregate of approximately $102.3 million in principal amount of the Senior Secured Notes prior to the tender offer, tendered an aggregate of $2.0 million in principal amount of the Senior Secured Notes, of which approximately $1.0 million in principal amount was accepted, and received an aggregate of approximately $1.1 million in connection with the repurchase. The remaining Senior Secured Notes, of which affiliates of, or funds or accounts managed or advised by, Guggenheim Partners Investment Management, LLC now hold approximately $114.1 million in principal amount, bear interest at the rate of 12% per annum and will mature on August 15, 2018.

On April 10, 2014, the Company commenced the potential syndication of a new senior secured credit facility (the “New Credit Facility”) to be used to refinance the Senior Secured Notes (a portion of which are held by affiliates of, or funds or accounts managed or advised by, Guggenheim Partners Investment Management, LLC, as described above), any outstanding indebtedness under the Company’s existing revolving credit facility and other indebtedness, and for other corporate purposes. An affiliate of Guggenheim Partners, LLC may act as one of the joint arrangers of the New Credit Facility and receive a fee therefor, and funds or accounts managed or advised by Guggenheim Partners Investment Management, LLC may act as lenders under the New Credit Facility. While the Company expects to complete the syndication of the New Credit Facility in the second quarter of 2014, there can be no assurances that such syndication will be completed during that quarter or at all, or that the Company will otherwise refinance any of its outstanding indebtedness in the near term, or as to the extent of the ultimate participation of any funds or accounts managed or advised by Guggenheim Partners Investment Management, LLC in any such syndication or refinancing.

Wellington Management Relationship

The Wellington Management Investors were lenders under each of the Tempus Acquisition Loan and the PMR Acquisition Loan, as described above under “ — Guggenheim Relationship.”

Mackinac Partners

Mr. Bentley, who is currently our Executive Vice President and Chief Financial Officer, is also a partner of Mackinac Partners, LLC, a financial advisory firm that provides consulting services to us. The services provided by Mackinac Partners, LLC to us include advisory services relating to mergers and acquisitions, capital formation and corporate finance, litigation support, interim management services relating to our European subsidiary, and restructuring of certain subsidiaries. In addition to these services, which Mackinac Partners, LLC provides at hourly rates, Mackinac Partners, LLC also provides to us strategic advisory services of one of its managing partners at a rate of $66,667 per month. For the year ended December 31, 2013, we paid a total of approximately $2.2 million in fees and expense reimbursements to Mackinac Partners, LLC for a variety of consulting services provided to us.

Katten Muchin Rosenman LLP

Howard S. Lanznar, who is currently our Executive Vice President and Chief Administrative Officer, is a partner of the law firm of Katten Muchin Rosenman LLP. Additionally, Richard M. Daley, a member of the Board and the Compensation Committee, is Of Counsel at Katten Muchin Rosenman LLP. Katten Muchin Rosenman LLP rendered legal services to Diamond LLC and its subsidiaries and continues to serve as our counsel. During the year ended December 31, 2013, we paid aggregate fees of approximately $7.0 million to Katten Muchin Rosenman LLP.

Registration Rights Agreement

We are party to a Second Amended and Restated Registration Rights Agreement, dated as of July 21, 2011, relating to shares of our common stock held by Cloobeck Diamond Parent, LLC, 1818 Partners, LLC, the Guggenheim Investor, the Wellington Management Investors and the Silver Rock Investors, all of which were large investors in Diamond LLC and are currently large investors in the Company.

Demand Registration Rights. The Registration Agreement provides that (1) the Guggenheim Investor (subject to certain minimum thresholds for ownership of our common stock), (2) the Wellington Management Investors (subject to certain minimum thresholds for ownership of our common stock) or (3) the holders of a majority of the registrable securities (as defined in the Registration Rights Agreement) held by the Guggenheim Investor, the Wellington Management Investors and the Silver Rock Investors (collectively, the “Demand Right Investors”) may require that we register all or part of their shares, subject to certain conditions set forth in the Registration Rights Agreement. Upon receipt of a demand registration request, we will give notice to all other holders of registrable securities and will use our best efforts to effect the registration of all registrable securities requested to be registered pursuant to the demand registration and all other registrable securities requested to be registered by other holders of registrable securities in written notices delivered to us within 30 days of the demand notice. We will not be obligated to effect more than three demand registrations requested by the Demand Right Investors, other than short-form registrations requested by the Demand Right Investors, for which we must accept an unlimited number of demand registration requests, subject to applicable minimum thresholds. We must pay all expenses in connection with these demand registrations. If a demand registration is an underwritten offering and the managing underwriters determine that the number of shares of common stock requested to be included in such registration is too high, we may cut back the number of shares to be included in the offering pursuant to these demand registration rights.

Piggyback Registration Rights. Under the Registration Rights Agreement, whenever we propose to register any shares of our common stock under the Securities Act for our own account or for the account of any holder of such shares (other than (1) pursuant to a demand registration described above or (2) pursuant to a registration statement on Form S-4 or S-8 or any similar or successor form and other than in connection with a registration the primary purpose of which is to register debt securities (i.e., in connection with a so-called “equity kicker”)), we will give prompt written notice to all holders of registrable securities of our intention to effect such a registration and will use our best efforts to effect the registration of all registrable securities requested to be registered in written notices delivered to us within 30 days of the demand notice. We must pay all expenses in connection with these piggyback registrations. If the managing underwriters in an underwritten primary registration determine that the number of shares of common stock requested to be included in such registration is too high, we may cut back the number of shares to be included in the offering pursuant to these piggyback registration rights.

Director Designation Agreement and Stockholders Agreement

In connection with the Reorganization Transactions, we and certain stockholders that collectively hold approximately 34.4% of our outstanding common stock entered into the Director Designation Agreement. Pursuant to the Director Designation Agreement, subject to its fiduciary duties, the Board agreed to take the following actions:

•	to nominate our Chief Executive Officer (currently David F. Palmer) for election to the Board;

•	so long as Cloobeck Diamond Parent, LLC and its affiliates, collectively, beneficially own at least 10% of our outstanding common stock, to nominate a number of designees of Cloobeck Diamond Parent, LLC for election to the Board equal to the percentage of our common stock beneficially owned by Cloobeck Diamond Parent, LLC and its affiliates, multiplied by the number of directors on the Board, rounded up to the nearest whole number (up to a maximum of two); provided, however, that in the event our then-current Board determines in good faith, after consultation with outside legal counsel, that the nomination of any such designee would constitute a breach of its fiduciary duties to our stockholders, then Cloobeck Diamond Parent, LLC must designate another individual (who will also be subject to the same determination by the Board); and

•	so long as the Guggenheim Investor and its affiliates, collectively, beneficially own at least 10% of our common stock, to nominate a number of designees of the Guggenheim Investor for election to the Board equal to the percentage of our common stock beneficially owned by the Guggenheim Investor and its affiliates, multiplied by the number of directors on the Board, rounded up to the nearest whole number (up to a maximum of two); provided, however, that in the event our then-current Board determines in good faith, after consultation with outside legal counsel, that the nomination of any such designee would constitute a breach of its fiduciary duties to our stockholders, then the Guggenheim Investor must designate another individual (who will also be subject to the same determination by the Board).

The current designees of Cloobeck Diamond Parent, LLC are Messrs. Cloobeck and Kraff, and the current designees of the Guggenheim Investor are Messrs. Minerd and Warren.

The Director Designation Agreement also provides that the stockholders party thereto are subject to a standstill provision following the consummation of our initial public offering, providing that none of such stockholders are permitted to, among other things:

•	seek or propose a merger, acquisition, tender offer or other extraordinary transaction with or involving us or our subsidiaries or any of our respective securities or assets;

•	call a meeting of our stockholders or initiate a stockholder proposal; or

•	engage, or in any way participate, directly or indirectly, in any solicitation of proxies or consents, other than in connection with the designation of board nominees pursuant to the Director Designation Agreement or in connection with voting such stockholder’s shares of our common stock in favor of the board nominees in accordance with the terms of the Stockholders Agreement.

Additionally, in connection with the Reorganization Transactions, we and stockholders that, as of March 31, 2014, held an aggregate of approximately 40.1 million shares of our common stock, representing approximately 53.1% of our outstanding common stock as of such date, entered into the Stockholders Agreement, pursuant to which each of them agreed to cause the shares of our common stock held by it to be voted, in person or by proxy at any meeting of our stockholders called for such purpose, for the nominees of the Board designated as described above and for all other persons nominated by the Board for election thereto. An irrevocable proxy has been granted to Cloobeck Diamond Parent, LLC to vote the shares of our common stock held by the parties to the Stockholders Agreement in the manner described above. Accordingly, until such time as the stockholders party to the Stockholders Agreement, in the aggregate, control the voting of less than a majority of our outstanding common stock, the individuals nominated by the Board, including those designated pursuant to the Director Designation Agreement, will be assured to be elected to the Board.

Each of the Director Designation Agreement and the Stockholders Agreement, and the rights and obligations of the parties thereunder, will terminate when the stockholders party thereto no longer own an aggregate of at least 20% of our outstanding common stock.

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law and provides for the indemnification of our directors and officers to the fullest extent permitted by Delaware law. We also entered into indemnification agreements with our directors and executive officers that require us to indemnify those individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding as to which they could be indemnified.

Policies and Procedures for Related Party Transactions

We have a written policy regarding review and approval of related party transactions. Pursuant to this policy, a related party transaction is a transaction in which we or any of our subsidiaries was, is or will be a participant and in which any related party had, has or will have a direct or indirect interest. For purposes of the policy, a related party means the following:

•	any person who is, or at any time since the beginning of the last fiscal year was, one of our directors or executive officers, or a director, manager or officer of any company primarily engaged in providing the services of its employees to us (a “Service Provider”) or a nominee to become one of our directors or a director or manager of any Service Provider;

•	any known beneficial owner of 5% or more of any class of our voting securities;

•	any immediate family member of any of the foregoing persons; and

•	any entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Under the policy, in the event that a related party transaction is identified prior to being consummated or amended: (i) if the amount involved is $120,000 or less, the related party transaction may be approved by our Senior Vice President — Legal (or, in the case of a transaction involving the Senior Vice President — Legal, by the chair of the Audit Committee), provided that, if the proposed transaction in any way involves one of our “independent” directors, the Senior Vice President — Legal (or the chair of the Audit Committee, as applicable) also determines (after consultation with outside legal counsel, as deemed appropriate by such individual) that the consummation of such proposed transaction would not adversely affect the independence of such director (including, if such director is a member of the Audit Committee or the Compensation Committee, for purposes of service on such committee) and (ii) if the amount involved is greater than $120,000, if the transaction is otherwise not eligible for approval by the Senior Vice President — Legal or the chair of the Audit Committee, or if the Senior Vice President — Legal (or the chair of the Audit Committee, as applicable) otherwise determines that such transaction should be submitted to the full Audit Committee, such transaction will be (A) submitted to the Audit Committee for consideration at its next quarterly meeting, or (B) in those instances in which the Senior Vice President — Legal determines that it is not practicable or desirable for us to wait until the next quarterly meeting of the Audit Committee, submitted to the chair of the Audit Committee, who possesses delegated authority to act between meetings of the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors and persons who own greater than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on a review of the forms we have received and on written representations from certain reporting persons that no such forms were required for them, we believe that all Section 16 filing requirements applicable to our officers, directors and 10% beneficial owners were complied with on a timely basis during our fiscal year ended December 31, 2013, except that a Form 4 filed by Lisa M. Gann to report one transaction was not timely filed.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee appointed BDO USA, LLP, an independent registered public accounting firm, as auditors of our financial statements for fiscal 2014. BDO USA, LLP has served as auditors for us since our inception, and served as the auditors of Diamond LLC since 2006. The Audit Committee has determined to afford stockholders the opportunity to express their opinions on the matter of auditors and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit Committee’s appointment of BDO USA, LLP. If a majority of the shares voted at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of BDO USA, LLP, the Board will interpret this as an instruction to seek other auditors.

It is expected that representatives of BDO USA, LLP will be present at the meeting and will be available to respond to appropriate questions. They will be given an opportunity to make a statement if they desire to do so.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

INDEPENDENT AUDITOR FEES

The following table sets forth the aggregate fees and expenses billed for professional services rendered by our independent auditors, BDO USA, LLP, for fiscal 2013 and the fiscal year ended December 31, 2012 (“fiscal 2012”), respectively (in thousands):

Description of Fees	December 31, 2013	December 31, 2012
Audit Fees	$1,881	$1,899
Audit-Related Fees	188	132
Tax Fees	—	—
All Other Fees	—	—

Total	$2,069	$2,031

Audit Fees. Consists of fees for the audits of our consolidated annual financial statements, annual audits required for our special-purpose subsidiaries, audits related to our acquisitions, audits related to our Registration Statement on Form S-1 effective on July 18, 2013, the review of our quarterly financial statements and services provided in connection with our statutory and regulatory filings.

Audit-Related Fees. Consists of fees incurred for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.” These fees for fiscal 2013 and fiscal 2012 were incurred for audits related to our employee benefit plans and THE Club, as well as agreed-upon procedures required by the lenders of our securitization notes and our Conduit Facility.

Tax Fees. Consists of fees incurred for professional services for tax compliance, tax advice and tax planning. These services include tax planning, assistance with the preparation of various U.S. federal and state tax returns, and advice on other tax-related matters. We did not incur any such fees for fiscal 2013 or fiscal 2012.

All Other Fees. Represents fees incurred for services provided to us other than those included in the categories above. We did not incur any such fees for fiscal 2013 or fiscal 2012.

In each of fiscal 2013 and fiscal 2012, BDO USA, LLP did not provide, or bill us for, any services other than those described above.

In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by our independent auditors. For services with fees anticipated to be less than $25,000, individual members of the Audit Committee have been delegated the authority by the Audit Committee to pre-approve such additional services, and such pre-approvals must be communicated to the full Audit Committee at its next meeting. Because the Audit Committee was not formed until July 2013, it has only approved audit services for fiscal 2013. Audit services for fiscal 2012 were approved by the audit committee of the board of managers of Diamond LLC.

AUDIT COMMITTEE MATTERS

Audit Committee Charter — The Audit Committee has adopted a written charter, which is available on our website at www.diamondresorts.com in the “Investor Relations — Corporate Governance” section and is available in print upon request. Our Audit Committee reviews corporate governance developments and will modify its charter and practices as warranted.

Audit Committee Members — The current members of our Audit Committee are David J. Berkman, Hope S. Taitz and Robert Wolf. David J. Berkman is the Chair of our Audit Committee, and each of Mr. Berkman and Ms. Taitz is financially literate and qualifies as an “audit committee financial expert” as defined in SEC rules under the Sarbanes Oxley Act of 2002. Mr. Wolf is also financially literate. Our board of directors has determined that each of Messrs. Berkman and Wolf and Ms. Taitz meets the independence requirements for audit committee members of the NYSE.

Audit Committee Report — In connection with the filing and preparation of our Annual Report on Form 10-K for fiscal 2013, the Audit Committee:

1)	reviewed and discussed the audited financial statements with our management and our independent auditors, including meetings where our management was not present;

2)	discussed with our independent registered public accountants the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees;

3)	reviewed the selection, application and disclosure of our critical accounting policies pursuant to SEC Financial Release No. 60, “Cautionary Advice Regarding Disclosure of Critical Accounting Policies;” and

4)	received and reviewed the written disclosures and the letter from our independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent accountants the independent accountants’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2013.

Audit Committee

David J. Berkman, Chair

Hope S. Taitz

Robert Wolf

MISCELLANEOUS AND OTHER MATTERS

Solicitation

The cost of this proxy solicitation will be borne by the Company. We may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals. The Company will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation.

Deadlines for Submission of Proxy Proposals of Stockholders and Stockholder Nominations of Directors

Under Rule 14a-8 under the Exchange Act, proposals of stockholders for the 2015 Annual Meeting of Stockholders, including proposals with respect to stockholder nominations of persons for election to the Board, will not be included in the proxy statement for that annual meeting unless the proposal is proper for inclusion in the proxy statement and is received by the Secretary of the Company at our principal executive offices not later than December 16, 2014, the date 120 calendar days before the first anniversary of the date of this proxy statement.

Pursuant to our Amended and Restated Bylaws, stockholders desiring to bring business before the 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”), other than business to be included in the Company’s proxy materials pursuant to Rule 14a-8, must deliver written notice to, or mail such written notice so that it is received by, the Secretary of the Company, at the principal executive offices of the Company, no earlier than January 20, 2015 and no later than February 19, 2015, except that if the date of the 2015 Annual Meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, May 20, 2015, which will be the first anniversary of the Annual Meeting, such written notice must be delivered no later than the later of (i) ten days after the Company has publicly disclosed the date of the 2015 Annual Meeting and (ii) 90 days prior to the date of the 2015 Annual Meeting.

Pursuant to our Amended and Restated Bylaws, stockholders desiring to nominate a person or persons for election to the Board at the 2015 Annual Meeting must deliver written notice to, or mail such written notice so that it is received by, the Secretary of the Company, at the principal executive offices of the Company, no earlier than January 20, 2015 and no later than February 19, 2015, except that if the date of the 2015 Annual Meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, May 20, 2015, which will be the first anniversary of the Annual Meeting, such written notice must be delivered no later than the later of (i) ten days after the Company has publicly disclosed the date of the 2015 Annual Meeting and (ii) 90 days prior to the date of the 2015 Annual Meeting. In the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company on or before February 9, 2015, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase in the size of the Board, if it is delivered no later than the tenth day following the day on which the Company publicly announces the date of the 2015 Annual Meeting.

Other Business

The Board is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in our Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxy will vote as the Board directs.

Additional Information

We are subject to the information and reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can request copies of these documents, for a copying fee, by writing to the SEC. These reports, proxy statements and other information are also available on the Internet website maintained by the SEC at www.sec.gov and in the “Investor Relations — SEC Filings” section of our corporate website at www.diamondresorts.com. We will furnish without charge copies of our Audit Committee charter and our Compensation Committee charter and our Annual Report on Form 10-K for fiscal 2013, as filed with the SEC, including the financial statements and attached schedules, upon the written request of any person who is a stockholder as of the record date. We will provide copies of the exhibits to the Annual Report upon payment of a reasonable fee, which will not exceed our reasonable expenses incurred. Requests for such materials should be directed to Diamond Resorts International, Inc., 10600 West Charleston Boulevard, Las Vegas, Nevada 89135, Attention: Jared T. Finkelstein, Senior Vice President — Legal. Our committee charters and other corporate governance documents are also available on our website at www.diamondresorts.com in the “Investor Relations — Corporate Governance” section.

You may read, without charge, and copy, at prescribed rates, all or any portion of any reports, statements or other information in the files at the public reference room at the SEC’s principal office at 100 F Street NE, Washington, D.C., 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room.

By Order of the Board of Directors,

Jared T. Finkelstein

Senior Vice President — Legal and Corporate Secretary

Las Vegas, Nevada

April 15, 2014

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ««« EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

DIAMOND RESORTS INTERNATIONAL, INC.	Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 19, 2014.
INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
PHONE – 1 (866) 894-0537 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

▲ FOLD HERE — DO NOT SEPARATE — INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this	☒

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

			FOR	AGAINST	ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”:	3.	Proposal to ratify the appointment by the Board of Directors of independent registered public accounting firm BDO USA, LLP as the independent auditors of the Company’s financial statements for the year ending December 31, 2014.	☐	☐	☐
1. Proposal to re-elect each of David J. Berkman, B. Scott Minerd and Hope S. Taitz to the Company’s Board of Directors, each for a three-year term expiring at the 2017 Annual Meeting of Stockholders.

	FOR all	WITHHOLD AUTHORITY
(1) David J. Berkman	Nominees	to vote (except as marked to
(2) B. Scott Minerd	listed to the	the contrary for all nominees
(3) Hope S. Taitz.	left	listed to the left)
	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature, if held jointly	Date	,	2014.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 20, 2014

The proxy statement and our 2013 Annual Report to Stockholders are available at http://www.diamondresorts.com/2014proxy

▲ FOLD HERE — DO NOT SEPARATE — INSERT IN ENVELOPE PROVIDED ▲

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

DIAMOND RESORTS INTERNATIONAL, INC.

The undersigned appoints Howard S. Lanznar and Jared T. Finkelstein, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Diamond Resorts International, Inc. held of record by the undersigned at the close of business on March 31, 2014 at the Annual Meeting of Stockholders of Diamond Resorts International, Inc.. to be held on May 20, 2014, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)